UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MBIA Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MBIA Inc.	Steven J. Gilbert
1 Manhattanville Road	Chairman
Suite 301	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 21, 2024

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders (the “Annual Meeting”) on Thursday, May 2, 2024 beginning at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we will adopt a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2024. For further information on how to participate in the Annual Meeting via live webcast, please consult the accompanying Notice of Annual Meeting of Shareholders and in the section captioned “General Information – How it Works” on page 1 of this Proxy Statement.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation;

•	ratify the selection of independent auditors for 2024; and

•	approve the Company’s Amended and Restated MBIA Inc. Omnibus Incentive Plan.

After the formal agenda is completed, we will be happy to answer any questions you may have. This year, the shareholder Q&A session will feature questions submitted both live and in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number (“Control Number”) found next to the label for postal mail recipients or within the body of the email sending you the Proxy Statement. Live questions may be submitted online beginning shortly before the start of the Annual Meeting.

Even if you do not plan to participate in the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Steven J. Gilbert Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2024 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders (the “Annual Meeting”) on Thursday, May 2, 2024 beginning at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we have again adopted a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2024. Our agenda for this year’s meeting is for shareholders to:

1.	elect six Directors for a term of one year, expiring at the 2025 Annual Meeting;

2.

express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2024;

4.	approve the Company’s Amended and Restated Omnibus Incentive Plan; and

5.	transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2023 Annual Report to Shareholders and proxy materials for the 2024 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 21, 2024.

The Notice provides instructions regarding how to view our proxy materials for the 2024 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 16-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 20, 2024. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line. A certified list of shareholders will be available for inspection beginning two days following the date of this Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2024 on the link marked “Registered Shareholder List”.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

William J. Rizzo
Secretary

1 Manhattanville Road

Suite 301

Purchase, New York 10577

March 21, 2024

The enclosed proxy is solicited on behalf of the Board of Directors of MBIA Inc., for use at the Annual Meeting of shareholders to be held on Thursday, May 2, 2024 at 10:00 a.m. EDT, or at any adjournment or postponement of the Annual Meeting, for purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. Consistent with Connecticut General Statutes, we have adopted a virtual format for our Annual Meeting to provide universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2024.

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held on Thursday, May 2, 2024 at 10:00 a.m. EDT. Consistent with Connecticut General Statutes, we have adopted a virtual format for our Annual Meeting to enable universal access and a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MBI2024. Only shareholders of record at the close of business on March 8, 2024 may vote at the Annual Meeting. As of March 8, 2024, there were 51,275,886 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares (including National Public Finance Guarantee Corporation’s MBIA Inc. shares) are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting. A certified list of shareholders will be available for inspection beginning two days following the date of the Notice at www.proxyvote.com by logging in with your 16-digit control number(s) and during the Annual Meeting at www.virtualshareholdermeeting.com/MBI2024 on the link marked “Registered Shareholder List”.

A quorum is constituted by the participation, either remotely via live webcast, or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM EDT the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM EDT the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

Participation in Annual Meeting via live webcast. You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/MBI2024.

You can revoke your proxy at any time before the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing that you are revoking your proxy, deliver later-dated proxy instructions, use the phone or online voting procedures or participate in the Annual Meeting via live webcast and vote online during the Annual Meeting prior to the closing of the polls. Unless you decide to attend the Annual Meeting via live webcast and vote your shares during the Annual Meeting after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2024 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Summary of Board of Director Nominees

The following table provides summary information about each Director nominee. See page 52 for more information about each Director and the Company’s Proposal 1: Election of Directors.

Name	Director Since	Independent	Committees
			E	FR	CG	A

Diane L. Dewbrey Former Chair of the Board of Enventis, Inc.	2018	Yes		•	C	•

William C. Fallon CEO of MBIA Inc.	2017	No	•

Steven J. Gilbert Chairman of the Board of Gilbert Global Equity Partners, L.P.	2011	Yes	C	•	•	•

Janice L. Innis-Thompson SVP, Corporate Litigation and Legal Operations of Nationwide Mutual Insurance Company	2021	Yes		•	•	•

Theodore Shasta Former SVP and Partner of Wellington Management Company	2009	Yes	•	•	•	C

Richard C. Vaughan Former EVP and CFO of Lincoln Financial Group	2007	Yes	•	C	•	•

E: Executive, FR: Finance and Risk, CG: Compensation and Governance, A: Audit

•: Member, C: Chair

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the three regular committees described below, as well as the Executive Committee on an as-needed basis. The Board of Directors met five times in regular sessions during 2023. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices (the “Board Practices”), each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2023. The Board Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. Pursuant to the Board Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2023 Annual Meeting was attended by each of the Company’s Directors.

Regular Board committees. Each regular Board committee and the Executive Committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Gilbert (Chair), Fallon, Shasta and Vaughan, did not meet during 2023. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Gilbert and Shasta, and Mss. Dewbrey and Innis-Thompson, met four times in regular sessions during 2023. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “C&G Committee”), which at year-end consisted of Mss. Dewbrey (Chair) and Innis-Thompson, and Messrs. Gilbert, Shasta and Vaughan, met five times in regular sessions during 2023. In accordance with the C&G Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the C&G Committee members is independent. As part of its specific role, the C&G Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the C&G Committee for the other NEOs’ compensation levels. Since 2005, the C&G Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the C&G Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2023, no NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s C&G Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Gilbert and Vaughan, and Mss. Dewbrey and Innis-Thompson, met five times in regular sessions during 2023. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members are independent. In addition, the Board has designated Mss. Dewbrey and Innis-Thompson, and Messrs. Gilbert, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risks.

Process for Director searches

With the Company’s operating subsidiaries in runoff, and not expected to resume new business activities, it is not expected that the Company will need or seek to add additional Directors. Should any of the current Directors not be re-elected, or voluntarily resign, potential Director nominees will be selected in light of the Board’s needs at the time, with reference to the importance the Company places on having a diverse Board reflecting a range of skills, backgrounds and personal characteristics. More specifically, the C&G Committee assesses potential nominees based on his, her or their relevant business and other skills and experience; personal character and judgment; diversity of experience; self-identified specific diversity characteristics in accordance with the Board Practices; ability to devote significant time to Board activities; independence; financial literacy; and knowledge of and familiarity with the Company’s businesses.

The C&G Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Potential candidates are first reviewed and evaluated by the Chair of the C&G Committee. If the Chair of the C&G Committee concludes that a candidate merits further consideration, then one or more other members of the C&G Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the C&G Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a Director by the Board.

The Board Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2023.

Consideration of Board diversity. The Board Practices include guidelines for selecting Directors, pursuant to which Board selections should reflect sensitivity to diversity. We believe that diversity among members of the Board is important to optimize its ability to perform its duties. Accordingly, in recommending nominees, the C&G Committee considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Under the Board Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. In addition, the C&G Committee strives to promote a Board that reflects the diversity and values of our key constituencies (clients, employees, business partners and shareholders), including individuals’ self-identified gender and ethnicity. These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the C&G Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board. As set forth below in their biographies, we continue to believe that the proposed slate of Board of Director nominees possess diverse skill sets, and broad experience across the insurance, banking, auditing and strategic planning industries, that will help guide the Company in its current business environment.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including cybersecurity risk. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function. In connection with its oversight of cybersecurity risk, the Audit Committee receives semi-annual, or more frequent as appropriate, briefings from the Company’s senior management and Enterprise Security Council concerning, among other topics, the implementation of the Company’s Cybersecurity Policy, its ongoing training to prevent, identify and react to security incidents, periodic vulnerability assessments performed by outside vendors, and Internal Audit’s periodic reviews of MBIA’s data security policies and procedures.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Board Management of Environmental & Social Responsibility

MBIA recognizes and embraces its responsibilities to the environment and to the promotion of social welfare, and its Board has adopted those goals as priorities as well. The Company has long and comprehensively assessed the impact of environmental risk on its insured portfolios, regularly reporting to the Board on these risks. The Company has also demonstrated a strong commitment to environmental and social responsibility, though the nature of its business, small size and current operations provide management with limited opportunities to improve upon that record. The Company’s Risk Oversight Committee, which includes its CEO, a member of the Board, regularly reviews and implements policies and decisions related to environmental and social governance risks.

Environmental Risk Management

As a financial guaranty insurance company with only 61 employees (as of December 31, 2023) and a single corporate location dedicated entirely to analytical and administrative functions, MBIA has a very limited impact on the environment. Nonetheless, the Company is committed to responsible stewardship of the environment wherever feasible and has taken actions such as encouraging a move toward a paperless office, investing heavily in imaging technology corporate records, and implementing the SEC’s Notice and Access program for electronic disclosure resulting in a significantly reduced number of printed disclosures produced each year.

Climate Change Risk Management

As part of its Enterprise Risk Management framework, MBIA has identified climate change as a risk to its insured portfolio of public finance credits. While the Company’s insurance subsidiaries are no longer writing new business and therefore do not need to assess climate risk in the context of underwriting decisions, the significant majority of MBIA’s outstanding insured exposure is to U.S. municipalities, which will take decades to run off and are subject to both direct and indirect effects of climate change including an increasing risk to severe weather events. In response to these threats, MBIA’s risk management and insured portfolio management groups have identified the sectors of the insured portfolio that are particularly vulnerable to the impacts of climate change and factor these risks into internal ratings, frequency of review and potential remedial action.

Social Risk Management and Employment Policies

MBIA is committed to promoting social welfare – for its employees, the communities in which they live and work, and the citizens in the municipalities that benefit from its insurance. It is MBIA’s policy to ensure equal employment opportunity for all job applicants and employees with regard to all personnel-related matters, including, but not limited to recruitment, hiring, placement, promotion, compensation, benefits, transfers and training and all other terms and conditions of employment. In all such activities, MBIA’s Equal Employment Opportunity and Non-Discrimination and Anti-Harassment Policy prohibits discrimination or harassment against any persons because of age, gender (including gender identity or gender expression), sex, race, color, religion, creed, marital status, sexual orientation, pregnancy, disability, national origin, alien or citizenship status, genetic predisposition or carrier status, military or veteran status, or any other characteristic protected by law. MBIA prohibits retaliation or adverse employment action against any individual who, in good faith, reports discrimination or harassment or participates in an investigation of such reports.

MBIA reasonably accommodates employees and applicants with disabilities (including temporary disabilities), those who are pregnant, nursing mothers, and those with sincerely held religious beliefs, in accordance with applicable law. MBIA offers its employees a comprehensive compensation and benefits package that includes a competitive salary and an annual cash performance bonus, paid time-off benefits, health and welfare voluntary benefits that include medical and dental insurance, a health savings account that includes a company match to employee contributions, and supplemental life insurance.

MBIA‘s corporate mission has long included enhancing the strength and vitality of communities, whether through offering its insurance product, which reduces the borrowing cost of towns, cities and municipalities, or through the sponsorship of many diverse philanthropic efforts. Additionally, MBIA promotes employee volunteerism through its annual company-wide days of service and various volunteer initiatives. In 2001, MBIA formed the MBIA Foundation, a 501(c)(3) tax-exempt organization, whose mission is to help improve the quality of life in the communities where the Company conducts business and where its employees live and work. Since inception, the MBIA Foundation paid out over $23 million in matching gifts, almost $16 million in grants to community organizations and over $450,000 in service grants in support of employees’ volunteer efforts. The MBIA Foundation was also active in supporting disaster relief efforts through direct donations from the Foundation and by increasing the customary match of employee donations. The MBIA Foundation ceased operations in 2023 and is being legally wound down.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2023, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of MBIA Inc. common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of MBIA common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2023, the Company also granted Directors an award of time-based restricted stock in 2023 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Omnibus Plan”) (formerly the MBIA Inc. 2005 Omnibus Incentive Plan), which is a shareholder approved compensation plan.

The restricted stock granted in 2023 is subject to a one-year restricted period during which the shares are subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2023 consisted of the following components. There was no change from 2022.

Directors’ total compensation components	2023

Board Annual Retainer	$75,000

Committee Chair Retainer	$25,000

Chairman Retainer	$125,000

Board & Committee Meeting Fee (per meeting)	$2,000

Special Telephonic Meeting Fee (per meeting)	$1,000

New Director Orientation Fee (per day)	$2,000

Annual Restricted Stock Grant	$100,000

New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2024. No change to Director compensation is expected for 2024.

Directors’ total compensation earned or paid in 2023. The amounts shown below represent compensation earned or paid and stock awarded in 2023 for each of the Directors. The Company does not provide perquisites to its Directors.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)

Diane L. Dewbrey	127,870	100,000	102,568	330,438

Steven J. Gilbert	204,570	100,000	255,632	560,202

Janice L. Innis-Thompson	117,000	100,000	102,568	319,568

Charles R. Rinehart (1)	144,500	0	0	144,500

Theodore Shasta	142,000	100,000	255,632	497,632

Richard C. Vaughan	142,000	100,000	255,632	497,632

(1)	Mr. Rinehart resigned as Director in May 2023. Mr. Rinehart’s compensation includes retainer and meeting fees received in 2023.

(2)	The amounts shown include the payment and deferral of Directors’ retainer and meeting fees.

(3)

The amounts shown represent the grant date value of the time-based restricted stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

(4)	The amounts shown represent the $8 per share cash dividend paid in December 2023 to the Directors on all outstanding unvested restricted stock.

Directors’ deferred compensation balances and equity holdings as of December 31, 2023. The following table shows restricted stock holdings as of December 31, 2023. Amounts shown are based on $6.12 per share, the closing fair market value of the shares on December 31, 2023.

Name	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)

Diane L. Dewbrey	12,821	78,465

Steven J. Gilbert	31,954	195,558

Janice L. Innis-Thompson	12,821	78,465

Theodore Shasta	31,954	195,558

Richard C. Vaughan	31,954	195,558

As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred retainer and meeting fees to either an Investment Account or a Share Account. There are no Directors with account balances under the Investment and Share Accounts. Due to his resignation, Mr. Rinehart does not have any deferred compensation or restricted stock holdings outstanding as of December 31, 2023.

Executive Officer Directors. Mr. Fallon received no compensation for his services as a Director during 2023.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of MBIA common stock held directly, common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Four out of our five current Directors have exceeded the Company’s stock ownership guidelines for Directors. The remaining Director was appointed in 2021 and is on track to meet the ownership guidelines.

Audit Committee report

The Audit Committee is composed of five Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2023 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risk. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2023 Activities

In performing our oversight role for 2023, we have:

•	considered and discussed the audited financial statements for 2023 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;

•

reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company;

•	received briefings from Senior Management and the Enterprise Security Council on matters including the implementation of the Company’s Cybersecurity Policy and other related matters; and

•	performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 2, 2024

The Audit Committee

Mr. Theodore Shasta (Chair)

Ms. Diane L. Dewbrey

Mr. Steven J. Gilbert

Ms. Janice L. Innis-Thompson

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Discussion & Analysis

This section is organized as follows:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning

Annual Incentive	Compensation that can be earned based on performance measured over a one-year period

Forfeit	Share awards that were given up

Long-Term Incentive(s)	Compensation that can be earned after a period of at least three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)

Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved

MBIA	Equivalent to MBIA Inc., the parent and holding company in which you hold shares

MBIA Insurance	MBIA Insurance Corporation, an operating subsidiary of MBIA

National	National Public Finance Guarantee Corporation, an operating subsidiary of MBIA

Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, i.e., annual incentive compensation and performance-based long-term incentive awards

Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards

Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

About MBIA

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance. MBIA’s overarching focus today is fourfold:

•	ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;

•	mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims;

•	ensuring that we continue to honor all policyholder claims; and

•

in light of the runoff position of its operating subsidiaries, evaluating and pursuing strategic alternatives for the benefit of the company’s shareholders, policyholders, employees and other consultants. Our executive compensation program reflects these areas of focus.

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis (“CD&A”). This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

2023 Business and Performance Highlights

The Company continued to make material progress towards its long-term strategic objectives in 2023.

In December, National paid a $550 million special dividend to the Company that was approved by the New York State Department of Financial Services (“NYDFS”). The Company’s Board of Directors declared an extraordinary cash dividend on the Company’s common stock of $8 per share. This was the first special dividend paid by National since its creation in 2009 and first dividend to the Company’s shareholders since 2007.

National continued to work towards resolving its exposure to Puerto Rico’s Electric Power Authority (“PREPA”), its last material Puerto Rico exposure, by entering into an Amended Plan Support Agreement with the Financial Oversight Management Board (“Oversight Board”) in August 2023. The Oversight Board’s plan for reorganization of PREPA is scheduled for confirmation proceedings in March of 2024.

More broadly, the Company significantly increased its liquidity position through retaining a portion of the special dividend from National, continued reducing headcount and saw the insured portfolios of its operating companies continue to amortize.

In early 2023, the Company announced that it was pausing its consideration of a sale of itself and opted to pursue the distribution of a special dividend as described above. With the dividend distributed, the Company will await the resolution of PREPA before re-engaging in a sales process, however, no specific outcome can be guaranteed.

Pay and Performance for 2023

Our executive compensation program is designed to align pay with company performance over both the short-term and long- term, while retaining a proven and experienced executive leadership team when the company is in run-off. As described above, last year was notable for the Company and our shareholders in light of the extraordinary distribution of value via the dividend, significantly improving MBIA’s liquidity for its stakeholders and continued work towards a resolution of PREPA. In the aggregate, this resulted in the following outcomes under the Company’s variable pay programs:

•

Our NEOs’ 2021 performance-based share awards, subject to TSR performance over the three-year period ended December 31, 2023 were earned at 118% of target. This outcome reflected the impact of the extraordinary dividend in accordance with the award agreement, and equated to 31.1% TSR growth (9.46% on annualized basis) over the three-year performance period; and

•

The 2023 annual incentive was graded at 113% of target, with a potential range of 0-150%, driven by strong performance in the liquidity and strategic elements of the annual scorecard. Individual outcomes ranged from 113% to 156% of target based on individual performance.

In addition, the NEOs benefited from the payment of the extraordinary dividend that was approved by NYDFS in relation to their outstanding share awards. Given the dividend was not contemplated in the grant date fair values of the outstanding share awards previously received by NEOs, the payment of the dividend is considered incremental compensation and captured in the 2023 summary compensation table in accordance with SEC rules.

These results, particularly when considered in light of prior outcomes, reflect our compensation program’s effectiveness in tying the experience of our long-term shareholders to that of our senior executives.

Further details on the outcomes under the incentive plans are described in the body of the CD&A and footnotes to the compensation tables.

Shareholder Engagement

Engagement with our shareholders remains a meaningful component of our governance practices. In 2023, we were pleased to see another year of almost universal say on pay support for our NEO compensation decisions. During the year, we continued to communicate actively with our long-term investors and invite any additional feedback they wished to provide. We reached out offering meetings to entities representing more than 49% of our shares outstanding in 2023, and engaged with all of those who expressed an interest in providing feedback.

Taking account of the vote outcome and feedback received in recent years, the Committee believes that the compensation program remains properly structured to reflect our run-off status, address the generation of long-term value and align the interests of our investors, policyholders, and executives. The structure is intended to balance our need to retain and motivate our senior leadership team and our determination to maximize policyholder and investor interests. The Committee’s view is that each of our individual NEOs is experienced, distinctively skilled, and highly marketable. Given the Company’s ongoing period of challenge, and the value placed on historical knowledge of MBIA, the Committee believes that proactive compensation management aides in retention of senior talent.

We will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Overview of our Compensation Program

With both of its operating subsidiaries effectively in run-off, MBIA continues to be a company in transition. Our regulated insurance companies still maintain a collective portfolio of over $30 billion in issued financial guaranty policies. Our employees, including our NEOs, are charged with the critical task of ensuring that MBIA honors any and all claims presented by our insureds on the policies we have issued. This challenge is accompanied by our simultaneous commitment to focus on the generation of value for our shareholders, policyholders and other stakeholders. Our compensation program has been designed to reflect this and balances fixed and variable pay, the latter of which consists of an annual incentive and share-based long-term incentives.

MBIA considers 2023 target compensation to comprise base salary earned in 2023, the target annual incentive available for performance in 2023, and the share-based long-term incentive granted in the first quarter of 2024. This differs from how compensation is reported in the summary compensation table, which reflects equity granted during the year.

As discussed in the “Looking to the Future” section below, for the 2023 share-based long-term incentives granted in 2024, the Compensation and Governance Committee has determined the awards will be delivered solely in the form of time-vested restricted shares. This is to ensure a fundamental alignment to our compensation strategy, the interests of both our shareholders and broader stakeholders, and to mitigate the risks of setting multi-year goals at this stage in the Company’s lifecycle.

Accordingly, for 2023, 76% of our CEO’s target total compensation was variable and 73% of the other NEOs’ respective target total compensation was variable.

Other key features of our program include the following:

Highlights of Program

•	Consistent corporate performance objectives across our incentive eligible population

•	Qualitative and quantitative performance metrics to balance short-term and long-term priorities, and discourage excessive risk-taking

•

Limited discretion in Committee evaluation of NEO performance, which is measured by application of MBIA’s quantifiable strategic scorecard in determining annual incentive awards, with the CEO’s award based solely on the company scorecard

•	Alignment of measurement of performance between NEOs and the Company’s broader employee population

•	Heavy weighting towards equity compensation with five-year vesting periods, mandatory stock ownership guidelines and retention requirements beyond retirement

•	Compensation levels targeted at median against an appropriately sized peer group

We believe that the design of our program enhances the likelihood that our NEOs will remain with the Company, performing for the benefit of shareholders’ long-term interests.

Looking to the future

While our focus remains on aligning pay with performance, we recognize that tying long-term compensation to TSR no longer aligns with the Company’s strategic objectives, in particular pursuing a sale of the Company as early as this year. Accordingly, in 2024, for the 2023 performance year, no performance based restricted shares will be awarded and all long-term incentives will be in the form of time-based restricted shares. We remain committed to maintaining the performance-oriented compensation structure which has been met with strong support in say-on-pay results. This will be reflected in the annual performance scorecard, used to determine annual incentive outcomes, and the inherent connection to the value of our stock through the use of time-based restricted share awards. We believe this adjustment to long term compensation allows the Company to maintain a means through which to retain and motivate a senior leadership team committed to success in implementing the Company’s strategic goals for the benefit of our shareholders. Given our NEOs own and have unvested shares representing 13.14% of the Company, we believe there is strong alignment of interests across management and our shareholders.

We further recognize the need for the Company to reduce the ranks of its most senior leadership to reflect its needs as it continues its pursuit of strategic alternatives including streamlining the organization. To that end, the Company recently announced its separation agreement with Anthony McKiernan whose leadership as Chief Financial Officer over the past several years, and in particular with the respect to the special dividend paid to shareholders in December 2023, has been integral to the Company navigating key challenges.

We do not otherwise anticipate significant changes to our compensation program in 2024. We have been diligent and forward-looking in promoting the Company’s dedication – not just to shareholders – but to all stakeholders, including its employees and the communities in which we operate. Our annual performance goals accordingly reconfirm our ongoing focus on corporate culture and human capital management as key drivers in driving successful outcomes. We continue to welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee, Diane L. Dewbrey

Compensation & Governance Committee

Diane L. Dewbrey, Chair

Steven J. Gilbert

Janice L. Innis-Thompson

Theodore E. Shasta

Richard C. Vaughan

Compensation Overview

Named Executive Officers

Following are our NEOs in 2023, who are listed in the Summary Compensation Table.

•	William C. Fallon, Chief Executive Officer

•	Anthony McKiernan, EVP, Chief Financial Officer and Treasurer *

•	Adam T. Bergonzi, AVP and National’s Chief Risk Officer

•	Daniel M. Avitabile, AVP and MBIA Insurance’s President and Chief Risk Officer

•	Christopher H. Young, AVP and National’s Chief Financial Officer

Compensation Strategy

Our compensation program is designed to retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. While our operating companies are not writing new insurance policies, our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

In February 2023, consistent with these areas of focus, senior management proposed a draft scorecard of corporate metrics to the Board, against which MBIA’s and its senior team’s performance in 2023 would be measured. The Board discussed the proposal at length with management during the February 2023 Board meeting, and ultimately approved the final scorecard. This scorecard identifies several broad performance categories for MBIA Inc., the holding company, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. The Board uses the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

*	On March 7, 2024 the Company announced that it had entered into a separation agreement with Mr. McKiernan effective April 30, 2024. (See current report on Form 8-K dated March 7, 2024.)

The 2023 scorecard is discussed in more depth in the section below labeled “Annual Incentive Awards for 2023 Performance”. In short, however, the performance metrics represented in the 2023 scorecard include the following:

Performance Metric	Why it Matters

Remediation of Problem Credits at National	Effectively remediating troubled credits within National’s portfolio, in particular its exposures relating to Puerto Rico and its instrumentalities, is central to the long-term safety of National policyholders and the economic value proposition for our shareholders

MBIA Insurance Portfolio Management and Remediation	Evaluating the effective management of the MBIA Insurance portfolio and remediation of troubled credits ensures that appropriate incentives exist for the benefit of policyholders and creditors

MBIA Inc. Liquidity	Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital, is of paramount importance to MBIA’s long-term financial health

Evaluation and Pursuit of Strategic Alternatives	With the Company’s operating companies in run-off, evaluating and pursuing strategic alternatives for the benefit of shareholders is a core responsibility of the management team and the company’s employees, to drive shareholder value

Adjusted Book Value (“ABV”)	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders

Expense Management	Focusing on expense management ensures that MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements

People Management	At a juncture where the Company’s operating subsidiaries are in run-off, remaining focused on supporting, motivating and retaining key employees is critical to successfully pursuing our strategic endeavors for the benefit of shareholders and to execute our other goals

Compensation Practices

MBIA has adopted a number of policies and practices relating to compensation which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•  Deliver the majority of target compensation in the form of variable pay

•  Tie variable pay to successful performance in areas of strategic significance

•  Assess performance both quantitatively and qualitatively to ensure appropriate outcomes

•  Cap the cash annual incentive opportunity

•  Use equity vehicles, and established stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders

•  Phase the vesting of equity awards over a five-year period

•  Operate a clawback policy

•  Apply double-trigger for change in control payments

•  Prohibit short sales, hedging or pledging of our stock

•  Engage an external independent advisor

•  Provide guaranteed bonuses

•  Encourage excessive risk

•  Provide excessive perquisites

•  Make decisions solely based on market data

•  Offer employment contracts

•  Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

Base salary reflects the salary set in respect of the relevant year; annual incentive reflects the target value of the award in respect of the year, paid within two months thereafter; long-term incentives reflect the target value of the award in respect of the year, granted within 2.5 months thereafter. CEO data reflects Mr. Fallon, and NEO data is the average for the other NEOs. As discussed in the Committee’s letter, the 2023 long-term incentive awards made in the first quarter of 2024 were granted solely in the form of time-based restricted shares.

In addition, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to NEOs.

The table below describes each compensation element:

Element and Purpose	Key Features	Performance Measures
Base Salary To compensate executives competitively for their roles at MBIA

•  Fixed pay

•  Informed by reference to peer group median and adjusted for, among other variables, tenure, knowledge, ability and experience

•  Level also takes account of scope of role

•  Reviewed annually

• Not applicable
Annual Incentive Award To drive performance against annual strategic goals and reward appropriately

•  Variable pay delivered in cash

•  Value determined based on performance against pre-defined objectives

•  Target values set with reference to peer group median

•  Actual bonus can range from 0% to 200% of target

•  The Committee has the ability to consider individual performance but the CEO’s 2023 award was based solely on the corporate scorecard

• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three-year tactical and strategic objectives

Long-Term Incentive Compensation

Performance-Based Shares

To drive performance against critical strategic imperatives that create sustainable long-term shareholder value, align senior leader interests with shareholders and reward appropriately

•  Variable pay delivered, if at all, in equity

•  2022 awards made in early 2023 accounted for two-thirds of the total long- term compensation

•  Target values informed by reference to peer group median

•  Actual payout can range from 0% to 200% of target award

•  Earned shares vest subject to continued employment and performance and vest in equal installments on the third, fourth and fifth anniversaries of the date of grant

•  No performance-based shares were awarded in 2024 in respect of 2023 performance year

•  Assessed against pre-established performance measures

•  Vesting of 2022 award made in early 2023 is based solely on absolute total shareholder return and measured over three years

•  Performance is assessed at the end of the three-year performance period (December 31, 2025 for the March 2023 awards)

•  Performance shares will be forfeited if minimum targets are not met; for instance if total shareholder return is flat or negative over the performance period

Time-Based Shares To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders

•  Variable pay delivered in equity

•  2022 awards made in early 2023 account for one-third of the total long- term compensation

•  Target values informed by reference to peer group median

•  Awards vest subject to continued employment

•  Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant (annual grants)

• Continued employment (condition for vesting) • 2023 awards made in early 2024 are made solely in form of time-based restricted shares

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee comprises MBIA’s five independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2023, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, approving as a Committee and providing input and recommendations to the Board regarding our NEOs’ compensation.

The Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the “Board of Directors corporate governance section”.

Use of an Independent Advisor

Since 2009, the Committee has retained WTW as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing the competitive peer group and other activities as directed by the Committee. The Committee uses WTW’s advice and insight to inform the eventual decision-making process.

In assessing WTW’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that there were no conflicts of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders. Additionally, in recent years the Chair of the Committee has participated directly in shareholder engagement to ensure we broadly receive direct and constructive feedback to inform our thinking on NEO compensation and other issues of importance to shareholders. This feedback has had a meaningful impact on both our compensation philosophy and program design.

In 2023, we invited over 49% of our shareholders to speak with us, and engaged with all shareholders who expressed an interest in doing so.

The feedback received over the past several years, and the votes supporting prior years’ executive compensation decisions, has been uniformly positive and reflects ongoing support for our NEO compensation structure. Our most recent say on pay vote secured in excess of 95% support.

2023 Shareholder Engagement

•   Invited over 49% of shareholders to speak with us; engaged with those who expressed an interest in doing so

•   Feedback over past several years and shareholder voting has confirmed satisfaction with our executive compensation program

•   Reviewed Glass Lewis and ISS reports

Looking to the future, MBIA is committed to continuing to maintain ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

•   Review and assess prior year performance of CEO and leadership team

•   Recommend compensation to be paid to CEO and leadership team for the prior year

•   Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

•   Evaluate compensation policies and practices to determine whether either will create risks

•   Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

•   Establish and recommend target compensation to be paid to CEO and leadership team for current year

•   Review and approve CEO goals and objectives for current year

•   Review and approve compensation disclosures in Proxy and Form 10-K

•   Recommend committee and chair assignments for Board members

•   Discuss investor outreach and status of shareholder votes

•   Discuss shareholder advisory reports

•   Review the results of the say-on-pay vote

• Perform peer group review • Receive regulatory update (or at other times as appropriate)

•   Oversee annual evaluation of the Board and Board Committees, including the Committee structure

•   Review Director performance

•   Review and approve Committee Charter

•   Preview drafts of Proxy tables

•  Assess external advisor independence

•  Review NEO compensation relative to market

•   Review Director compensation relative to market

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment, the Committee considered a range of areas, including:

•	The performance measures, and their relative balance, used within our incentive plans;

•	The attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and

•	The design of MBIA’s broader compensation policies.

Based on its assessment for 2023, the Committee concluded that MBIA’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment, and we will look at each of these in turn.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established Company objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that did not align with expectations or poor risk management.

Clawback. In July 2023, the Committee approved revisions to the Executive Compensation Clawback Policy that had previously been in effect since February 2013. The purpose of the revisions were to ensure the Company was compliant with the applicable listing standards in the event of a restatement.

A summary of the policy can be found as Exhibit 97.1 in the Company’s Form 10-K for the period ending December 31, 2023. In summary the policy provides the Company with the authority to recover erroneously awarded compensation in the event of a financial restatement from current and former executive officers. To provide internal alignment the Committee also approved a Supplemental Executive Compensation Clawback Policy for Managing Directors. This is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting and operates on a discretionary, rather than mandatory basis, in the event of a financial restatement.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)
Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of March 8, 2024, Mr. Fallon and Mr. McKiernan have exceeded their ownership guidelines. The other three NEOs are in the position to meet and exceed their guideline in the near term. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed. Individuals are also permitted to sell stock for the purpose of settling taxes on long-term incentive awards. Notably, no current NEO has ever sold any MBIA stock other than as an offset to the taxes incurred when shares vested.

Upon retirement, individuals are permitted to sell one-third of his or her holdings immediately, one-third a year after termination and the final third two years after termination. This provides an ongoing interest in MBIA’s long-term performance beyond employment and reinforces the importance of proactive succession planning. This does not preclude any individual electing to maintain his or her holdings for a longer period of time.

Company Policies Prohibit Hedging and/or Pledging of Company Stock. MBIA maintains rigorous anti- hedging and anti-pledging of shares policies. Specifically, MBIA’s Insider Trading Policy prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as collateral, or (iii) holding MBIA securities in a margin account, without the prior approval of such transactions by the MBIA Legal Department. The MBIA Legal Department has not been requested to approve any such transactions, and has not done so, in over ten years. The Policy also prohibits directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions.

Compensation Peer Group

Another integral part of our compensation governance is the Committee’s review of MBIA’s compensation programs relative to what its peers are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is also an important consideration.

Principles for identifying compensation peers

•   Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance

•   Subject to similar legal or regulatory environments

•   Comparable in size and scope

•   Competitor for talent

One of the challenges for MBIA when establishing its peer group is the limited number of directly comparable organizations. Based on the established parameters (see left), which are reviewed periodically to ensure continuing relevance, the Committee has adopted a group of companies that has been in place for several years, with any changes simply reflecting the impact of transaction activity. During 2023 the Committee reviewed the composition of the peer group. One peer company, FedNat Holding Company, was removed due to filing for Chapter 11 bankruptcy protection. The Committee determined that no suitable replacement company was available and that the 16 company peer group remained sufficiently robust.

Compensation Peer Group

• Ambac Financial • Argo Group International • Assured Guaranty • Employers Holdings • FedNat Holdings* • Global Indemnity Limited • Greenlight Capital Re • HCI Group • James River Group Holdings	• Kinsale Capital Group • MGIC Investment • ProAssurance Corp. • RLI Corp. • SiriusPoint Ltd. • United Insurance Holdings • Universal Insurance Holdings • White Mountains Insurance

*	Included in the 2022 group used to inform 2023 compensation decisions, but removed during 2023 and as such was not used to inform 2024 compensation decisions.

We consider it important to evaluate ourselves against a robust peer group that is large enough to withstand potential changes to the composite companies. MBIA ranked between the lower quartile and the median on assets and below the lower quartile on market capitalization and revenue at the time of our market compensation review in 2023. For roles other than the Chief Executive Officer and Chief Financial Officer, the Committee also considers data for industry companies in published compensation surveys.

2023 Compensation Decisions and Outcomes

An Overview of Performance in 2023

In 2023, following a year in which the Company experienced an 18% decrease in its share value but also made meaningful progress in remediating National’s exposure to Puerto Rico, the Company advanced its pursuit of strategic alternatives, ultimately returning value to its shareholders that culminated in an extraordinary dividend of $8 per share paid on December 22, 2023. This extraordinary dividend, funded following NYDFS’s approval of a $550 million dividend from National is the first dividend to shareholders since 2007. The Company also retained a portion of the dividend from National, together with a $97 million as of right dividend received from National in November 2023, to significantly bolster the Company’s liquidity.

For its core operating objectives, the Company is focused on (i) ensuring that adequate liquidity exists at the holding company to satisfy all outstanding obligations, (ii) maximizing the economics of National’s existing insured portfolio through effective surveillance and remediation activity, and by managing its investment portfolio, and (iii) satisfying claims by MBIA Insurance policyholders, taking all prudent steps to maximize recoveries for its senior lenders, and reducing and mitigating potential losses on its insurance exposures.

In 2023, satisfaction of these goals was largely focused on the Company’s pursuit of a special dividend from National, as discussed above, and ongoing efforts to remediate National’s final significant troubled Puerto Rico exposure, PREPA. National entered into an Amended Plan Support Agreement with the Financial Oversight Management Board (“Oversight Board”) in August 2023 that supports a reorganization plan that would resolve PREPA’s Title III proceeding, which is scheduled for confirmation proceedings in March 2024. No specific outcome can be guaranteed.

MBIA Insurance was successful in collaborating with certain transaction parties to terminate a significant portion of its obligations, which, along with certain scheduled amortization, resulted in a decrease in its insured portfolio by over 15%. This success, however, was offset by the failure to secure material recoveries on prior Zohar credit payments.

When these developments and others were measured against the Company’s annual performance scorecard, as discussed further below, performance for the period ended December 31, 2023 resulted in an annual incentive scorecard achievement at 113% of target.

The compensation of our NEOs in 2023 is explained in the following sections and in the Summary Compensation Table that follows.

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group. The increases approved in respect of Mr. Avitabile and Mr. Young reflect their first salary increases since 2017.

Named Executive Officer	2023 Base Salary	2024 Base Salary	Increase on 2023

William C. Fallon	$900,000	$900,000	0%

Anthony McKiernan	$500,000	$500,000	0%

Adam T. Bergonzi	$500,000	$500,000	0%

Daniel M. Avitabile	$325,000	$375,000	15%

Christopher H. Young	$325,000	$375,000	15%

2023 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s shorter-term tactical and strategic objectives.

Annual Incentive Awards for 2023 Performance

The 2023 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas, discussed in detail below: performance in our two operating subsidiaries, National (15% of total score) and MBIA Insurance (10%); performance at the corporate holding company level (10%); and enterprise-wide performance (65%). The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s shorter-term tactical and strategic plan, providing direct alignment to our business strategy.

The table below reflects the outcome for the scorecard for 2023, including the four areas and underlying performance objectives. Each area and goal had an associated weighting, as noted, which was used to determine the overall score under the plan, and the chart below reflects the weight and performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2023 Annual Incentive Scorecard

	Below Target	Target	Above Target	Overall % of Target
National (15%)				80%
Portfolio Management and Remediation of Troubled Credits	•
MBIA Insurance Corporation (10%)				69%
Portfolio Management and Remediation of Troubled Credits	•
Corporate Segment (10%)				150%
MBIA Inc. Liquidity			•
Enterprise Objectives (65%)				122%
Evaluation and Pursuit of Strategic Alternatives (35%)			•
ABV (10%)	•
Expense Management: Consolidated Operating Expenses (5%)	•
People Management (15%)			•
Overall Formulaic Outcome				113%

Performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•  Scoring for portfolio management and remediation of troubled credits in National’s portfolio is largely focused on outcomes related PREPA, as well as for collective general developments. A final outcome for PREPA remains to be determined

•  As discussed earlier in this CD&A, the Company materially advanced its efforts to secure a definitive outcome on PREPA by entering into an agreement to resolve its claims in that proceeding, which agreement was subsequently incorporated into a PREPA reorganization plan.

•  Continued reduction in distressed insured exposure, which, along with certain scheduled amortization, resulted in further runoff of Corp.’s insured portfolio by over 15%.

•  Success above was offset by failure to secure material recoveries on prior Zohar credit payments. Efforts to monetize existing assets arising from the Zohar payments will continue during 2024.

Corporate Segment	Enterprise Objectives

•  Liquidity benefits from higher than expected dividends from National and lower net interest swap payments led to a position of excess to target liquidity, enhancing Company ability to satisfy obligations during the strategic plan period, and leading to a score above target against the Company’s goals

•  The Company accomplished above target its plans to begin pursuit of strategic alternatives. After pausing its pursuit of a sale of the Company, the Company sought and received NYDFS approval of an $550 million extraordinary dividend from National. The Company distributed an $8 per share dividend to shareholders on December 22, 2023.

•  The Company’s Adjusted Book Value (a non-GAAP measure discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023) per share as of year-end 2023 was $25.70 (before adjusting for the $8 per share dividend to shareholders), versus $28.73 as of year-end 2022, underperforming the target of $28.14 approved by the Board in February 2023. Target is set with an expectation of a reduction in year-over-year ABV, given the Company’s decision to cease pursuing new business, but insurance losses at its operating companies exceeded forecasts built into the ABV target calculation.

•  In a year in which management and retention of key employees was a particular focus of the Committee, particularly given the initiation of a strategic alternative process, the Company scored above target on the People Management objective.

•  Consolidated Operating Expenses modestly exceeded Plan and resulted in a score below target.

In 2023, target bonus opportunities for the NEOs were as set forth below. The maximum bonus opportunity was capped at two-times the target opportunity. Company performance against its annual scorecard, which establishes the default amount of NEO annual incentive compensation, was measured at 113% of target.

Having reviewed individual performance and contributions during 2023, the Chief Executive Officer recommended, and the Committee approved, individual performance modifiers for Mr. McKiernan, Mr. Bergonzi and Mr. Young. This reflected their significant work and achievements in relation to the extraordinary dividend payment and restructuring of PREPA.

The following table reflects the resulting annual incentive awards in respect of 2023 performance for our NEOs:

Named Executive Officer	2023 Bonus Target % (of Base Salary)	2023 Bonus Target	2023 Actual Bonus Paid	2023 Bonus Paid as a % of Target

William C. Fallon	133%	$1,200,000	$1,356,000	113%

Anthony McKiernan	120%	$600,000	$878,000	146%

Adam T. Bergonzi	120%	$600,000	$878,000	146%

Daniel M. Avitabile	108%	$350,000	$395,500	113%

Christopher H. Young	108%	$350,000	$545,500	156%

2023 Long-Term Incentive Awards

Historically, long-term incentives for the NEOs have been made in a combination of performance-based share awards (two-thirds of the award) and time-based share award (one-third of the award). For the awards made in 2023, for the 2022 performance year, this continued to be the case. This mix is intended to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance. The annual target grant date value of the long-term incentive awards for our CEO was 175% of base salary and, for our other NEOs, 150% of base salary.

As discussed further below, the awards made in 2024 for the 2023 performance year were made solely in the form of time-based share awards.

2023 Performance-Based Share Awards.

Performance-based share awards are made in the form of MBIA equity.

Vesting will be determined based on company value, which provides direct alignment with the shareholder experience of value creation, assessed via absolute total shareholder return (TSR) over a three-year period ending on December 31, 2025.

The table below sets out the associated performance requirements for TSR for awards made in March 2023, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

	Stock Price as of 12/31/2022	Percentage of shares earned at the end of the three-year performance period (December 31, 2025)
		0%	25%	50%	75%	100%	125%	150%	175%	200%
Annualized TSR	$12.85	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%

TSR is the change in the value of the common stock over the three-year period, taking into account both stock price appreciation and the payment of dividends if applicable. TSR will be calculated on a compound annualized basis over the three-year period. The beginning stock price is the closing share price as of December 31, 2022. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. Straight- line interpolation will apply to performance levels between the TSR values.

The following performance-based share awards were made with these conditions to NEOs in March 2023:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2022 Base Salary)	Number of Shares Awarded

William C. Fallon	$1,050,000	117%	67,163

Anthony McKiernan	$500,000	100%	31,982

Adam T. Bergonzi	$500,000	100%	31,982

Daniel Avitabile	$325,000	100%	20,789

Christopher H. Young	$325,000	100%	20,789

The performance period for these awards will conclude on December 31, 2025, with the vesting of any shares that have been earned taking place equally on the third, fourth and fifth anniversary of the date of grant.

2022 Time-Based Share Awards.

Time-based share awards are made in the form of MBIA equity and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following time-based share awards were made to NEOs during 2023:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2022 Base Salary)	Number of Shares Awarded

William C. Fallon	$525,000	58%	42,135

Anthony McKiernan	$250,000	50%	20,064

Adam T. Bergonzi	$250,000	50%	20,064

Daniel Avitabile	$162,500	50%	13,042

Christopher H. Young	$162,500	50%	13,042

Pay for performance – Exceeding Target on 2021 Performance Shares.

As of December 31, 2023, the end of the three-year performance period for performance-based share awards granted to NEOs in 2021, the TSR performance target was exceeded, resulting in a payout of 118% of target. This outcome reflected 31.1% TSR growth (9.46% on annualized basis) over the three-year performance period.

The table below shows the number and value of performance-based shares awarded on the grant date, and the number and value of performance-based shares earned, as of December 31, 2023.

Named Executive Officers	Performance Shares Granted (#)	Grant Date Value of Performance Shares ($)	Shares Earned (#)	Value Earned ($)

William C. Fallon	117,146	1,050,000	138,232	845,980

Anthony McKiernan	55,784	500,000	65,825	402,849

Adam T. Bergonzi	50,205	450,000	59,242	362,561

Daniel M. Avitabile	36,259	325,000	42,786	261,850

Christopher H. Young	36,259	325,000	42,786	261,850

The results for previous year performance awards varied, ranging from 0% to 176% of target over the last four years. This diversity in NEO performance share experience re-affirms the Company’s commitment to tying the experience of its NEOs to those of the Company’s shareholders.

2024 Long-Term Incentive Awards

Long-term incentive awards made to each of the NEOs in early 2024 (for the 2023 performance year) were comprised entirely of time-based shares. The annual target grant date value of the long-term incentive awards for our CEO and NEOs are unchanged at 175% of base salary and 150% of base salary, respectively. Performance-based restricted shares were not awarded as the Committee recognizes that tying long term compensation to TSR no longer aligns with the Company’s strategic objectives, in particular pursuing a sale of the Company as early as this year.

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, annual cash incentive and long-term incentives), MBIA also provides other forms of indirect compensation which are summarized below.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare program, whereby MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans.

Under the qualified retirement plans, all employees, including our NEOs, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)	A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and

b)

A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2023 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2023.”

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

Additional Information

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2023 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2023 and cash incentive bonus paid for 2023 performance. Excluding our CEO, we examined a total of 60 employees as of the determination date of December 31, 2023 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table in this proxy statement.

For 2023, the annual total compensation of our median employee, the annual total compensation of our CEO (pursuant to the methodology described above) and the resulting pay ratio are shown in the table below.

Annual Total Compensation

CEO Annual Total Compensation	$17,140,688

Median Employee Annual Total Compensation	$289,854

CEO Pay Ratio	59:1

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2023. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 20, 2024

The Compensation and Governance Committee

Ms. Diane L. Dewbrey, Chair

Mr. Steven J. Gilbert

Ms. Janice L. Innis-Thompson

Mr. Theodore Shasta

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2023

Name & principal position (a)	Year (b)	Salary (c)	Stock Awards (d) (1)	Non-equity incentive plan compensation (e) (2)	All other compensation (f) (3)	Total compensation (g)
William C. Fallon	2023	900,000	1,575,000	1,356,000	13,309,688	17,140,688
Chief Executive Officer	2022	900,000	1,575,000	1,224,000	306,800	4,005,800
	2021	900,000	1,575,000	1,236,000	309,800	4,020,800
Anthony McKiernan	2023	500,000	750,000	878,000	6,550,000	8,678,000
EVP and Chief Financial Officer	2022	500,000	750,000	612,000	190,700	2,052,700
	2021	500,000	750,000	618,000	181,600	2,049,600
Adam T. Bergonzi	2023	500,000	750,000	878,000	6,356,363	8,484,363
AVP and National’s Chief Risk Officer	2022	491,667	675,000	612,000	160,713	1,939,380
	2021	450,000	675,000	656,200	154,440	1,935,640
Daniel M. Avitabile	2023	325,000	487,500	395,500	4,318,018	5,526,018
AVP and MBIA Insurance’s President and	2022	325,000	487,500	357,000	124,575	1,294,075
Chief Risk Officer	2021	325,000	487,500	360,500	115,100	1,288,100
Christopher H. Young	2023	325,000	487,500	545,500	4,328,018	5,686,018
AVP and National’s Chief Financial Officer	2022	325,000	487,500	357,000	109,575	1,279,075
	2021	325,000	487,500	460,500	105,100	1,378,100

(1)

The amounts shown represent the grant date value of restricted stock awards that were granted to each of the NEOs on March 3, 2023. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On March 3, 2023, the Board approved the grant date target value of restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan (formerly the MBIA Inc. 2005 Omnibus Incentive Plan) with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2022. The award was comprised of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value.

The actual amount realized by the NEOs, if any, of time-based restricted stock would depend upon the value of our stock on the vesting dates. The actual amount realized by the NEOs, if any, of performance-based restricted stock will depend upon shares earned based on performance relative to the performance conditions set forth in the award and the value of our stock on the vesting dates.

For reference, if the performance-based shares were earned at the maximum level of company performance, which is 200% of target, the total stock awards grant date values would be: Mr. Fallon $2,625,000, Mr. McKiernan $1,250,000, Mr. Bergonzi $1,250,000, Mr. Avitabile $812,500 and Mr. Young $812,500.

For a description of the stock valuations, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. See the CD&A and the “Grants of plan-based awards in 2023” table for an explanation and further details of the awards.

(2)	The amounts shown represent cash performance bonuses paid on February 28, 2024 for the 2023 performance year. See the CD&A for an explanation of the 2023 bonus awards.

(3)

The amounts shown in the ‘All other compensation’ for 2023 mainly reflects the $8 cash dividend paid to the NEO’s on all unvested and outstanding time-based and performance-based restricted stock (see following table for details). There were no other perquisites paid on behalf of the NEOs in 2023.

Name	Dividends paid in 2023 ($)	Company contributions made to the pension and 401k retirement plans in 2023 ($)	Company contributions made to the non-qualified retirement plan in 2023 ($)	All other compensation ($)
William C. Fallon	13,003,488	45,499	260,701	13,309,688
Anthony McKiernan	6,382,600	36,333	131,067	6,550,000
Adam T. Bergonzi	6,185,976	47,000	123,387	6,356,363
Daniel M. Avitabile	4,215,368	41,750	60,900	4,318,018
Christopher H. Young	4,215,368	41,750	70,900	4,328,018

MBIA Inc.

Grants of plan-based awards in 2023

	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated payouts under equity plan awards (3)			All other stock awards: number of shares/ units (#) (i) (4)	Grant date fair value of stock awards ($) (j) (5)
Name (a)		Thresh- old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh- old (#) (f)	Target (#) (g)	Maximum (#) (h)
William C. Fallon	-	-	1,200,000	2,400,000	-	-	-	-	-
	Mar 3, 2023	-	-	-	-	67,163	134,326	-	1,050,000
	Mar 3, 2023	-	-	-	-	-	-	42,135	525,000
Anthony McKiernan	-	-	600,000	1,200,000	-	-	-	-	-
	Mar 3, 2023	-	-	-	-	31,982	63,964	-	500,000
	Mar 3, 2023	-	-	-	-	-	-	20,064	250,000
Adam T. Bergonzi	-	-	600,000	1,200,000	-	-	-	-	-
	Mar 3, 2023	-	-	-	-	31,982	63,964	-	500,000
	Mar 3, 2023	-	-	-	-	-	-	20,064	250,000
Daniel M. Avitabile	-	-	350,000	700,000	-	-	-	-	-
	Mar 3, 2023	-	-	-	-	20,789	41,578	-	325,000
	Mar 3, 2023	-	-	-	-	-	-	13,042	162,500
Christopher H. Young	-	-	350,000	700,000		-	-	-	-
	Mar 3, 2023	-	-	-	-	20,789	41,578	-	325,000
	Mar 3, 2023	-	-	-	-	-	-	13,042	162,500

(1)

The amounts shown represent the 2023 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2023. The actual bonuses paid for 2023 are reflected in the “Summary compensation table for 2023” under column (e).

(2)

The amounts shown represent the 2023 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

(3)

On March 3, 2023, the Board approved the grant date target value of restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2022. The award consisted of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock (described in footnote 4) and two-thirds of the award being in the form of performance-based restricted stock (described below) as determined by the grant date value. The number of time-based shares awarded was the grant date value divided by the closing stock price on the date of grant. The number of performance- based shares awarded was the grant date value, assuming target performance, divided by the market value per share determined using a binomial lattice model in accordance with accounting guidance for share-based awards that contain market performance conditions.

The performance-based share portion of the award was awarded at target. The target performance score is 100% with the percentage of performance- based shares that can be earned between 0% and 200%. The performance score will be based on TSR over the three-year performance period starting on December 31, 2022 and ending on December 31, 2025. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2022. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Straight-line interpolation will apply to performance levels between the TSR values. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date; provided, the NEO is continuously employed on the vesting date and does not breach the restrictive covenants prior to the applicable vesting date. Post-employment restrictive covenants may include a non-compete and/or non-solicitation covenant.

Notwithstanding the vesting provisions noted above, earned performance shares will become vested upon a change in control or at the end of the performance period in the event of the NEO’s death or disability. Upon the NEO’s retirement or the company’s termination of the NEO’s employment without cause, performance shares will be earned at the end of the performance period and shall remain outstanding and vest on the award’s vesting dates, subject to the restrictive covenants. Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

For reference, if the maximum level of company performance is achieved resulting in 200% of the target being issued, the grant date values of the performance-based shares would be: Mr. Fallon $2,100,000, Mr. McKiernan $1,000,000, Mr. Bergonzi $1,000,000, Mr. Avitabile $650,000 and Mr. Young $650,000.

(4)

In connection with the March 3, 2023 restricted stock awards noted in footnote 3, the time-based shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the certain vesting conditions as noted in footnote 3. Upon a change in control, the NEO’s death or disability, or the company’s termination of the NEO’s employment without cause; time-based shares will immediately vest. Upon the NEO’s retirement, shares will remain outstanding, subject to the restrictive covenants as noted in footnote 3, and shall vest on the award’s vesting dates.

(5)

The amounts shown represent the grant date value of the restricted shares. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

MBIA Inc.

Outstanding equity awards as of December 31, 2023

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

William C. Fallon	1,000,000(2)	6,120,000	-	-
	16,432(3)	100,564	-	-
	-	-	45,422(4)	277,983
	44,136(5)	270,112	-	-
	-	-	107,920(6)	660,470
	69,907(7)	427,831	-	-
	-	-	138,232(8)	845,980
	39,414(9)	241,214	-	-
	-	-	75,761(10)	0
	42,135(11)	257,866	-	-
	-	-	67,163(12)	0

Anthony McKiernan	500,000(2)	3,060,000	-	-
	7,824(3)	47,883	-	-
	-	-	21,629(4)	132,369
	21,017(5)	128,624	-	-
	-	-	51,391(6)	314,513
	33,289(7)	203,729	-	-
	-	-	65,825(8)	402,849
	18,769(9)	114,866	-	-
	-	-	36,076(10)	0
	20,064(11)	122,792	-	-
	-	-	31,982(12)	0

Adam T. Bergonzi	500,000(2)	3,060,000	-	-
	7,042(3)	43,097	-	-
	-	-	19,466(4)	119,132
	18,915(5)	115,760	-	-
	-	-	46,252(6)	283,062
	29,960(7)	183,355	-	-
	-	-	59,242(8)	362,561
	16,892(9)	103,379	-	-
	-	-	32,469(10)	0
	20,064(11)	122,792	-	-
	-	-	31,982(12)	0

Daniel M. Avitabile	333,333(2)	2,039,998	-	-
	5,086(3)	31,126	-	-
	-	-	14,059(4)	86,041
	13,661(5)	83,605	-	-
	-	-	33,404(6)	204,432
	21,638(7)	132,425	-	-
	-	-	42,786(8)	261,850
	12,200(9)	74,664	-	-
	-	-	23,450(10)	0
	13,042(11)	79,817	-	-
	-	-	20,789(12)	0

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e) (1)

Christopher H. Young	333,333(2)	2,039,998	-	-
	5,086(3)	31,126	-	-
	-	-	14,059(4)	86,041
	13,661(5)	83,605	-	-
	-	-	33,404(6)	204,432
	21,638(7)	132,425	-	-
	-	-	42,786(8)	261,850
	12,200(9)	74,664	-	-
	-	-	23,450(10)	0
	13,042(11)	79,817	-	-
	-	-	20,789(12)	0

(1)	The amounts shown are equal to the number of shares disclosed in the prior column multiplied by $6.12 per share, the closing market value of the shares on December 31, 2023.

(2)	The time-based restricted stock shown was granted on November 8, 2018. The awards will cliff vest on March 3, 2025 and such shares are subject to continued employment (subject to certain exceptions).

(3)

On March 5, 2019, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 4) as determined by the grant date value. The time-based shares shown will vest on the fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(4)

In connection with the March 5, 2019 restricted stock awards noted in footnote 3, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score was based on the achievement of TSR over the three-year performance period starting on December 31, 2018 and ending on December 31, 2021. TSR took into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price was the closing share price on December 31, 2018. The ending stock price was the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned was equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

The performance-based shares shown in column (d) represent one-third of the shares granted that were adjusted for an actual performance score of 176%. The performance results reflect a TSR value of 14.07% based on an annualized TSR for the three-year performance period that ended on December 31, 2021. The market value of these shares are shown in Column (e).

(5)

On March 3, 2020, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 6) as determined by the grant date value. The time-based shares shown will vest in equal installments on the fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(6)

In connection with the March 3, 2020 restricted stock awards noted in footnote 5, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2019 and ending on December 31, 2022. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2019. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

The performance-based shares shown in column (d) represent two-thirds of the shares granted that were adjusted for an actual performance score of 92%. The performance results reflect a TSR value of 7.37% based on an annualized TSR for the three-year performance period that ended on December 31, 2022. The market value of these shares are shown in Column (e).

(7)

On March 4, 2021, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time-and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 8) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(8)

In connection with the March 4, 2021 restricted stock awards noted in footnote 7, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2020 and ending on December 31, 2023. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2020. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

The performance-based shares shown in Column (d) represent the number of shares granted times the actual performance score of 118%. The performance results reflect a TSR value of 9.48% based on an annualized TSR for the three-year performance period that ended on December 31, 2023. The market value of these shares are shown in Column (e).

(9)

On March 3, 2022, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 10) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(10)

In connection with the March 3, 2022 restricted stock awards noted in footnote 9, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2021 and ending on December 31, 2024. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2021. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

The performance-based shares shown in column (d) represents the number of shares granted at target. The performance results reflect an interim TSR value of (26.05)% based on TSR annualized over the performance period that lapsed, which covers two years of the three-year period as of December 31, 2023. The TSR and payout results are subject to change based on performance over the next year. The market value for these shares are shown in Column (e), which reflects a 0% payout. For reference, if Company performance resulted in target level payouts as of December 31, 2023, the market value of the performance-based shares would be:

Target Payout ($)
William C. Fallon	$463,657
Anthony McKiernan	$220,785
Adam T. Bergonzi	$198,710
Daniel M. Avitabile	$143,514
Christopher H. Young	$143,514

(11)

On March 3, 2023, the Board approved restricted stock awards under the Amended and Restated MBIA Inc. Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 12) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

(12)

In connection with the March 3, 2023 restricted stock awards noted in footnote 11, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2022 and ending on December 31, 2025. TSR will take into account both stock price appreciation and dividends paid by the Company, if applicable. The beginning stock price is the closing share price on December 31, 2022. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

The performance-based shares shown in column (d) represents the number of shares granted at target. The performance results reflect an interim TSR value of (32.81)% based on TSR annualized over the performance period that lapsed, which covers one year of the three-year period as of December 31, 2023. The TSR and payout results are subject to change based on performance over the next two years. The market value for these shares are shown in Column (e), which reflects a 0% payout. For reference, if Company performance resulted in target level payouts as of December 31, 2023, the market value of the performance-based shares would be:

Target Payout ($)
William C. Fallon	$411,038
Anthony McKiernan	$195,730
Adam T. Bergonzi	$195,730
Daniel M. Avitabile	$127,229
Christopher H. Young	$127,229

MBIA Inc.

Stock vested in 2023

	Stock awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c) (1)
William C. Fallon	155,184	1,930,478
Anthony McKiernan	75,372	937,387
Adam T. Bergonzi	66,863	831,715
Daniel M. Avitabile	48,991	609,292
Christopher H. Young	48,991	609,292

(1)	The amount represents the market value of the vested stock on the vesting date.

MBIA Inc.

Non-qualified deferred compensation in 2023

Name (a)	Executive contributions in 2023 ($) (b) (1)	Company contributions in 2023 ($) (c) (1)	Earnings (Losses) in 2023 ($) (d) (2)	Withdrawals/ distributions in 2023 ($) (e)	Balance as of 12/31/23 ($) (f)
William C. Fallon	189,900	260,701	1,800,537	-	11,050,656
Anthony McKiernan	224,900	131,067	1,201,999	-	7,135,410
Adam T. Bergonzi	44,220	123,387	1,015,672	-	3,449,813
Daniel M. Avitabile	11,600	60,900	170,525	-	1,228,703
Christopher H. Young	62,590	70,900	399,169	-	2,518,995

(1)

MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2023 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. The Company contributions shown in the table above include Company pension contributions made in 2023 for the 2022 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2023” under columns (c) and (e) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2023” under column (f).

(2)

Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options. The earnings (losses) shown represent the change in market value in 2023, including any dividends and interest earned during the year.

MBIA Inc.
Pay Versus Performance Table and Supporting Narrative for 2023
The following section contains information regarding “compensation actually paid” to our Named Executive Officers (NEOs) and the relationship between those amounts and certain company performance metrics.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (5)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2) (5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($m)	Adjusted Book Value Per Share ($) (4)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)
2023	17,140,688	4,970,732	7,093,600	2,206,884	144.72	132.83	(491)	25.70
2022	4,005,800	(3,035,560)	1,595,180	(1,184,433)	138.17	118.49	(195)	28.73
2021	4,020,800	23,148,168	1,609,800	9,009,475	169.78	132.50	(445)	31.77
2020	4,080,200	(769,780)	1,730,136	(204,230)	70.75	98.24	(578)	35.95

(1)	The Principal Executive Officer (“PEO”) for all four years is Mr. Fallon.

(2)	For 2020, 2021 and 2022 the non-PEO NEOs includes Messrs. McKiernan, Bergonzi, Avitabile, Young and Harris. For 2023 the non-PEO NEOs includes Messrs. McKiernan, Bergonzi, Avitabile and Young.

(3)	Peer Group used for TSR comparisons reflects the S&P Financials Index as used in Item 5 of our annual Form 10-K (total shareholder return comparison graph).

(4)
Our company-selected measure is Adjusted Book Value, a
non-GAAP
measurement calculated by management for certain internal purposes, removing and adding certain components of GAAP Book Value, as described further in the Results of Operations section of Item 7 of our annual Form
10-K.

(5)
To calculate “compensation actually paid” for our CEO and other NEOs, the “total pay” referenced in the Summary Compensation Table was adjusted only in the value of equity awards, since the Company does not have any actuarially valued pension arrangements and the value of the special dividend is included in the Summary Compensation Table pay. “Compensation actually paid” values for fiscal years 2020, 2021, and 2022 differ from those published in our March 23, 2023 Proxy Statement. These differences are a result of changes in our understanding of the assumptions and methodologies required under the SEC rule.

		PEO			Other NEO Average
Adjustments	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table Total	17,140,688	4,005,800	4,020,800	4,080,200	7,093,600	1,595,180	1,609,800	1,730,136
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	1,575,000	1,575,000	1,575,000	1,575,000	618,750	585,000	585,000	585,000
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	763,525	1,430,836	4,374,719	1,175,459	299,956	531,457	1,624,890	436,601

		PEO			Other NEO Average
Adjustments	2023	2022	2021	2020	2023	2022	2021	2020
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(11,294,845)	(6,739,169)	16,277,426	(3,534,311)	(4,543,146)	(2,663,227)	6,339,552	(1,400,285)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(63,636)	(158,027)	50,223	(57,374)	(24,776)	(62,844)	20,234	(24,118)
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	-	-	-	858,754	-	-	-	361,564
Compensation Actually Paid	4,970,732	(3,035,560)	23,148,168	(769,780)	2,206,884	(1,184,433)	9,009,475	(204,230)
No adjustments were required in respect of elements not shown in the table above. The equity awards included above comprise time-based and performance-based restricted stock. The fair values were calculated on each of the required measurement dates using assumptions derived based on criteria consistent with those used for grant date fair value calculations. The fair values of time-based restricted stock were

determined based on the closing price of the Company’s common stock on the vesting dates. The measurement date fair values of performance-based stock awards, prior to the end of the performance period, were determined using a Monte Carlo fair value simulation. On the final measurement date at the end of the performance period, the fair value was determined based on the approved payout factor multiplied by the closing price of the Company stock on that date. On the vesting date (following the conclusion of the performance period for performance-based restricted stock awards), the fair value is determined based on the approved payout factor multiplied by the closing price of the Company stock on that date.
The final payout factors for performance-based stock awards granted in years 2018, 2019, 2020 and 2021 are as follows: 0% of target, 176% of target, 92% of target and 118% of target, respectively.

Compensation Actually Paid Versus Company Performance
The following charts provide a clear visual
description
of the relationship between “compensation actually paid” and certain company performance metrics, with specific reference to Total Shareholder Return, GAAP Net
Income
and Adjusted Book Value Per Share.

The strongest corollary me
tric
to “compensation
actually
paid” is Total Shareholder Return, given the impact of stock price on both the value of our time- and performance-based share awards, with the latter evident in the expected and actual levels of payout and the value of the underlying awards on each measurement date. GAAP Net Income is not actively used in our incentive plans and is of limited relevance to the Company given the nature of our operations. While Adjusted Book Value per share is one of a number of objectives evaluated as part of our incentive plans, it only accounts for 10% of the annual incentive determination and thus its impact on compensation actually paid is limited.
Tabular List of Most Important Measures
The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2023.

(1)	Total Shareholder Return
(2)	Adjusted Book Value
Only these two measures are identified because, per the relevant definition set forth by the SEC, it is just these two which are qualifying measures currently used in the Company’s executive compensation program. Further details on these measures and how they feature in our compensation program can be found in our Compensation Discussion & Analysis.
Potential payments upon termination or change in control as of December 31, 2023
The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.
In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.
(a)
Involuntary (not for cause) or constructive termination following a change in control.
On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2023. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form
10-K
filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form
10-K
filed on March 1, 2010.
The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”
In the event of a qualifying termination during the
24-month
effective period, Mr. Fallon will receive a lump sum severance payment equal to two-times
the sum of his annual base salary and the average of the actual annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated
annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.
The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.
Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified
retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money- purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.
To the extent that any payments are subject to an excise tax, a tax gross-up
payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up
payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition
and
non-solicitation
clause and a
non-disparagement
clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.
For Messrs. McKiernan, Bergonzi, Avitabile and Young; upon an involuntary termination (not for cause) following a change in control there are no cash payment or benefit obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied.
(b)

Retirement
.
On November 8, 2006, the Company adopted voluntary retirement benefits that provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month
advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end
performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.
Annual performance bonus.
The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.
Unvested Restricted stock.
With respect to the restricted stock awards granted in March of 2018 through 2023, time- based shares shall remain outstanding, subject to post-employment restrictive covenants that may include a non-compete
and/or
non-solicitation
covenant, and will vest on the award’s vesting dates. Performance shares earned at the end of the performance period shall remain outstanding, and will vest on the award’s vesting dates, subject to the restrictive covenants as noted above. For the November 2018 restricted stock award all shares will be forfeited. All other time-based restricted stock will immediately vest upon the retirement date.

Long-term incentive award
. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.
Restrictive covenants.
The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation
and
non-disparagement
provision; and at management’s discretion, a
non-compete
restriction.
Health care benefits.
The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 with the NEO assuming the full premium costs.
Retirement plans.
Vested account balances under the 401(k), money-purchase pension and non-qualified
plans remain available and unvested balances are forfeited.
Accrued and unused vacation.
Accrued and unused vacation time as of the retirement date will be paid at retirement.
(c)

Voluntary termination.
Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified
plans remain available and unvested balances are forfeited.
(d)

Involuntary (not for cause) termination without change in control
. Upon an involuntary termination not for cause there are no cash payment obligations. Any cash payment may be paid at the discretion of the Board. With respect to the annual restricted stock awards granted in March of 2018 through 2023, there is immediate vesting of time- based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. For the November 2018 restricted stock award all shares will be vested. All other time-based restricted stock will be forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified
plans remain available and unvested balances are forfeited.
(e)

Death or total disability.
Upon the death or total disability of an NEO, there are no cash payment obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested.
Tables showing potential post termination payments.
The following tables show the potential value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. The values have been estimated as if the termination event occurred on December 31, 2023 and assumes the closing market value of the Company’s shares on that date which was $6.12. The tables do not include amounts the NEOs would normally receive without regard to the circumstances of termination.
Following are notes to explain the values shown in the tables below.

(1)
Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon. The amounts include an excise tax gross-up
in order to provide him with a
gross-up
for his excise tax obligations under IRS regulations, which imposes an excise tax on certain payments made in connection with a change in control, and any additional tax cost related to the gross-up
payment, assuming that a change in control and a termination of employment by the Company without “cause” occurred on December 31, 2023.

For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2023, whether or not the executive experienced a termination of employment on December 31, 2023.

(2)
Under “Voluntary termination” or “Retirement”, Messrs. Fallon and Bergonzi are retirement-eligible under the Company’s Retirement Program as of December 31, 2023 and the amounts shown reflect the compensation and benefits as described under retirement. For the other NEOs the amounts reflect a voluntary termination.

(3)	Under “Involuntary termination”, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Under “Death or total disability payments” amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	4,260,000	0	0	0
Time-based Restricted Stock	7,417,587	1,297,587	7,417,587	7,417,587
Performance-based Restricted Stock	1,784,433	1,784,433	1,784,433	1,784,433
Retirement Benefits	400,000	0	0	0
Healthcare Benefits	80,214	0	0	0
Excise Tax Gross-up/Cut Back	(404,490)	0	0	0
Total	13,537,744	3,082,020	9,202,020	9,202,020
Anthony McKiernan
*

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,677,894	0	3,677,894	3,677,894
Performance-based Restricted Stock	849,731	0	849,731	849,731
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	4,527,625	0	4,527,625	4,527,625
Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,628,383	568,383	3,628,383	3,628,383
Performance-based Restricted Stock	764,755	764,755	764,755	764,755
Retirement Benefits	0	0	0	0
Healthcare Benefits Stock	0	0	0	0
Total	4,393,138	1,333,138	4,393,138	4,393,138
Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	2,441,635	0	2,441,635	2,441,635
Performance-based Restricted Stock	552,318	0	552,318	552,318
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	2,993,953	0	2,993,953	2,993,953

*	Payments and benefits for Mr. McKiernan in connection with his separation agreement are fully described in the Company’s current report on Form 8-K dated March 7, 2024.

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	2,441,635	0	2,441,635	2,441,635
Performance-based Restricted Stock	552,318	0	552,318	552,318
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	2,993,953	0	2,993,953	2,993,953
Compensation plan risk assessment
Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.
In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, short-term incentives and long-term equity, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The following table sets forth the aggregate fees for professional services rendered to the Company by PwC for the years ended December 31, 2023 and 2022, broken down as follows (in thousands):

	2023*	2022
Audit	$4,464	$4,520
Audit Related	$120	$117
Tax	$45	$42
All Other	$1	$19
Total	$4,630	$4,698

*	Includes estimates for services related to 2023 not yet paid.

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits and reviews of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certifications and for support of regulatory requirements.

Tax fees were for professional services rendered in connection with outsourced services.

All Other fees were for access to financial reporting software and, in 2022, amount also included fees for professional services related to consultations concerning financial accounting and reporting.

One hundred percent of all the above fees for the years ended December 31, 2023 and 2022 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2023 or 2022.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $100,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 8, 2024 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (4)

BlackRock Inc. (1) 50 Hudson Yards New York, NY 10001	3,599,514	7.04%

Fallon, William C., CEO. (2) MBIA Inc. 1 Manhattanville Road Purchase, NY 10577	3,022,069	5.89%

Kahn Brothers Group (3) 555 Madison Avenue Suite 1303 New York, NY 10022	4,829,606	9.44%

(1)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024. Such filing indicates that BlackRock has sole voting power with respect to 3,529,252of such shares and sole dispositive power with respect to 3,599,514 of such shares.

(2)

The information as to the beneficial ownership of shares of common stock is based includes shares held under the Company‘s exempt 401(k) plan and non-qualified defined contribution retirement plan and awarded restricted shares.

(3)

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G filed by Kahn Brothers Group (“Kahn Brothers”) with the SEC on February 13, 2024. Such filing indicates that Kahn Brothers has shared dispositive power with respect to 4,829,606 of such shares.

(4)	Based on 51,275,886 shares outstanding as of March 8, 2024.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 8, 2024, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned		Shares acquirable upon exercise of options (3)	Total shares beneficially owned		Percent (%) of class (4)
Directors

William C. Fallon (1)	3,022,069		0	3,022,069		5.89%

Diane L. Dewbrey (2)	70,395		0	70,395		*

Steven J. Gilbert (2)	69,645		0	69,645		*

Janice L. Innis-Thompson (2)	27,547		0	27,547		*

Theodore Shasta (2)	87,528		0	87,528		*

Richard C. Vaughan (2)	85,184		0	85,184		*
Named Executive Officers (excluding Mr. Fallon) (1)

Anthony McKiernan	1,324,338		0	1,324,338		2.58%

Adam T. Bergonzi	1,016,173		0	1,016,173		1.98%

Christopher H. Young	685,616		0	685,616		1.34%

Daniel M. Avitabile	685,347		0	685,347		1.34%

All Directors and Executive Officers as a group	7,073,843	(5)	0	7,073,843	(5)	13.79	%(5)

*	Less than one percent.

(1)

Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.

(2)

Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”

(3)	Shows the number of shares that were exercisable as of March 8, 2024 or become exercisable within 60 days after March 8, 2024 under the Company’s stock option program.

(4)

Based on 51,275,886 shares outstanding as of March 8, 2024. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 8, 2024 and the total number of shares subject to options held by such person or group that were exercisable as of March 8, 2024 or become exercisable within 60 days after March 8, 2024. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 13.79%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, with the exception of Mr. Fallon who owns 5.89%, Mr. McKiernan who owns 2.58%, Mr. Bergonzi who owns 1.98%, and Mr. Avitabile and Mr. Young who each own 1.34%.

(5)	Total includes all Executive Officers of the Company.

Section 16(a) Beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of MBIA complied with applicable Section 16(a) requirements during the year ended December 31, 2023.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2023, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2024 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval, and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2022 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect six Directors at the 2024 Annual Meeting to serve a term expiring at the 2025 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Diane L. Dewbrey

Biographical data:

Ms. Diane L. Dewbrey was elected to the Company’s Board of Directors in November 2018. Ms. Dewbrey is currently a director of Barrett Business Services, Inc. since 2019 and is currently a member of their Risk and Finance Committee and is Chair of their Nominating and` Governance Committee. For five years, until its merger with Consolidated Communications in 2014, Ms. Dewbrey served as an Independent Director and then Chair (2013-14) of the Board of Enventis, Inc. Ms. Dewbrey earned her BS degree in Mathematics from Xavier University. She is an NACD Governance Fellow. Prior to serving as a director at Enventis, she held various senior positions at Fifth Third Bancorp, where over an eighteen year period she became Senior Vice President & Director of Central Operations and a member of the Executive Management Team, and at Foundation Bank, where in her ten years with the company she served as CEO and a Director of the Foundation Bancorp and Foundation Bank Board. Ms. Dewbrey is currently a Director of the YMCA of the USA where she also serves as Chair of the Investment Committee. Age 59.

Reasons for Ms. Dewbrey’s nomination:

Ms. Dewbrey has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the financial services industry. In addition to her board leadership and senior management experience in areas including finance and investments, Ms. Dewbrey has a history of contributing meaningfully to community organizations.

William C. Fallon

Biographical data:

Mr. Fallon was elected as a Director of the Company in May 2017, and appointed as Chief Executive Officer in September 15, 2017. Prior to being named Chief Executive Officer and Director, Mr. Fallon served as President, Chief Operating Officer, and Vice President of the Company and head of the Global Structured Finance Division. Mr. Fallon also serves as President and Chief Executive Officer of National. From July of 2005 to March 1, 2007, Mr. Fallon was Vice President of the Company and head of Corporate and Strategic Planning. Prior to joining the Company in 2005, Mr. Fallon was a partner at McKinsey & Company and co-leader of that firm’s Corporate Finance and Strategy Practice. Age 64.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011 and was elected as Chairman in July 2023. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, a Director of Oaktree Capital Management, an investment firm, and a Director for SDCL EDGE Acquisition Corporation, a publicly-traded company special purpose acquisition corporation and has served in these capacities since 1998, 2005, 2016 and 2021, respectively. He was previously Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry and Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director and Chairman of the Board at Tripointe Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 76.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Janice L. Innis-Thompson

Biographical data:

Ms. Innis-Thompson was elected to the Board of Directors in October 2021. Ms. Innis-Thompson is currently a director at the Executive Leadership Council and National Forest Foundation. She has also served on Boards for Bridge Builder Mutual Fund, an Edward Jones Complex; The Wardlaw-Hartridge School; Board IQ; New York Police Department Audit Advisory Board; and Hale House. Since 2020, Ms. Innis-Thompson has been Senior Vice President, Corporate Litigation & Legal Operations for Nationwide. For the three prior years, she was Chief Compliance Officer for Samsung Electronics America.

Ms. Innis-Thompson earned a BS degree in Public Relations from University of Florida and a Juris Doctor degree from University of Florida – Fredric G. Levin College of Law. Prior to her employment with Samsung Electronics America, Ms. Innis-Thompson was Senior Managing Director, Chief Compliance & Ethics Officer during a 10-year career at TIAA. Age 58.

Reasons for Ms. Innis-Thompson’s nomination:

Ms. Innis-Thompson has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the insurance industry. In addition to her board leadership and senior management experience in areas including legal and compliance, Ms. Innis-Thompson has a history of contributing meaningfully to community organizations.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Age 72.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Age 74.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Gilbert as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Diane L. Dewbrey, Steven J. Gilbert, Janice L. Innis-Thompson, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Board Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Corporate Responsibility and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•	is a member of management or an employee or has been a member of management or an employee within the last five years;

•	has a close family or similar relationship with a member of key management;

•	is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;

•

has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is currently or has been within the last five years an employee of the corporation’s independent auditor;

•	is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and

•

is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect six Directors.

Vote necessary to elect six incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein. For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2020, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2023, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Proposal 4: Approval of the Amended and Restated MBIA Inc. Omnibus Incentive Plan

Introduction. The Company currently maintains the Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Omnibus Plan”), which was originally effective upon approval by the shareholders of the Company on May 5, 2005, as amended, and has been subsequently amended and restated upon approval by the shareholders in May 2022. The Omnibus Plan’s 17,400,000 shares have been reserved for issuance to employees and non-employee directors of the Company and its subsidiaries. As of March 8, 2024, there were 322,676 shares of our common stock remaining for issuance under the Omnibus Plan.

The table below shows, as of March 8, 2024, the shares reserved for issuance and shares available for future awards under the Omnibus Plan and the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Director Plan”), and shares proposed to be added to the Omnibus Plan if the amendment and restatement thereof is approved by our shareholders pursuant to this Proposal. MBIA does not presently grant stock options and there are no stock options outstanding as of March 8, 2024.

	Shares Reserved for Issuance Under Outstanding Awards (1)	Shares Available for Future Awards (2)	Shares to Be Added to Plan
Prior Plans	-	-	-
Current Plans	5,306,603	480,537	350,000

(1)

Shares reserved for issuance of outstanding awards consist of the following: under the Omnibus Plan, a total of 5,281,857 shares that consist of time-based full value shares where the restrictions have not yet lapsed and performance-based shares at the maximum (200%) performance level where the performance periods have not yet ended; and under the Director Plan, 24,746 phantom shares where the restrictions have not yet lapsed.

(2)

Shares available for future awards includes the following: 322,676 shares under the Omnibus Plan and 157,861 phantom shares under the Director Plan. Under the Omnibus Plan, shares issued in connection with awards other than options will count against the share limit as 1.28 shares for every one shared issued.

Our Board of Directors believes that the Company’s ability to retain and motivate quality employees and non-employee directors is vital to the Company’s success. The Board also believes that the interests of the Company and its shareholders will be advanced if the Company can continue to offer such employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company by receiving awards under the Omnibus Plan. However, the Board believes that at this time, there are insufficient shares remaining for issuance under the Omnibus Plan to effectively and appropriately incentivize employees and non-employee directors over the coming years. Accordingly, the Compensation Committee of the Board recommended, and on February 20, 2024, the Board approved, an increase to the total number of shares of common stock reserved and available for issuance under the Omnibus Plan, from 17,400,000 shares to 17,750,000 shares (an increase of 350,000 shares), subject to shareholder approval.

The Board has directed that this Proposal, to approve the Omnibus Plan as amended through February 20, 2024, be submitted to shareholders for their approval at the forthcoming Annual Meeting of Shareholders.

If the Company’s shareholders do not approve the amendment and restatement of the Omnibus Plan, the Omnibus Plan as currently in effect shall remain in effect in accordance with its current terms and conditions.

Factors Considered in Setting Size of Requested Share Reserve Increase

We considered a number of factors in assessing the number of shares by which we would propose to increase the pool of shares authorized for issuance under the Omnibus Plan, including:

The Company’s three-year average run rate. The table below provides the following information as of December 31, 2023. Our three-year average “run rate” of shares that have been issued for fiscal years 2021 through 2023 under the Omnibus Plan and the Director Plan was 1.22%.

Fiscal Year	Time-based Full Value Awards Granted	Target Performance- Based Awards Granted (1)	Performance- Based Awards Earned (2)	Total (3)	Weighted Average Basic Common	Burn Rate
2023	263,898	195,093	0	458,991	48,207,574	0.95%
2022	262,210	216,460	0	478,670	49,803,739	0.96%
2021	476,044	334,702	60,247	870,993	49,472,281	1.76%
3 Year Average						1.22%

1.

The actual number of shares awarded may be adjusted at the end of the applicable three-year performance period to between zero and 200% of the target award amount based upon achievement of pre-determined objectives.

2.

Additional performance-based awards that were earned as of December 31, 2023 in respect of the performance-based awards granted in 2021, based on the actual achievement of pre-determined objectives for those awards. If the awards granted in 2022 and 2023 are earned at 200%, the number of additional shares that may be issued under those awards are 216,460 and 195,093, respectively.

3.

Total includes time- and performance-based full value awards granted and performance-based awards earned under the Omnibus Plan. There were no phantom shares granted under the Director Plan in any of the years shown.

Our expectations regarding future share awards under the Omnibus Plan are based on a number of assumptions on issues such as potential changes in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Omnibus Plan reserve through forfeitures or cancellations, the level at which performance-based awards pay out, and our future stock price performance [which is the principal driver of the level of performance-based shares that will be earned]. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Principal Changes to the Omnibus Plan

The following principal change to the Omnibus Plan is reflected in the proposed amendment and restatement:

Increase in shares authorized for issuance. The aggregate number of shares that may be issued under the Omnibus Plan will increase by 350,000 shares, from 17,400,000 shares to 17,750,000 shares.

The proposed amendment and restatement of the Omnibus Plan contains no other material changes.

Key Compensation Practices Reflected in the Omnibus Plan

The Omnibus Plan as proposed to be amended and restated includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

No repricing, replacement or repurchase of underwater options without shareholder approval. The Omnibus Plan prohibits without shareholder approval, actions to reprice, replace or repurchase options when the exercise price per share of an option exceeds the fair market value of the underlying shares.

No discounted option grants. The Omnibus Plan prohibits the grant of options with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of substitute awards).

Fungible share ratio. Any shares issued in connection with options will count against the share limit as one share for every one share covered by the option. Any shares issued in connection with awards other than options will count against the share limit as 1.28 shares for every one shared issued.

No liberal share recycling provision. Shares delivered or withheld to pay the exercise price of an option award or to satisfy a tax-withholding obligation in connection with other awards, shares that we repurchase on the open market or otherwise using option exercise proceeds may not be used again for new grants.

No liberal definition of “change in control.” No change in control would be triggered solely because of shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.

Limits on dividends and dividend equivalents. The Omnibus Plan prohibits the payment of dividend equivalents on stock option awards and any type of unvested full value awards.

Minimum vesting period for all awards. A minimum vesting period of one year is prescribed for all awards, subject to limited exceptions.

Compliance with Company policies. To support participant compliance with any Company policy, including our clawback policy, the Omnibus Plan requires a participant to return all or a portion an award due to a restatement of the Company’s financial statement.

The following summary of the Omnibus Plan is qualified in its entirety by reference to the complete text of the Omnibus Plan, as proposed to be amended and restated, which is attached to this proxy statement as Exhibit A.

Summary of the Amended and Restated MBIA Inc. Omnibus Incentive Plan

Shares available for issuance. Subject to shareholder approval, and subject to adjustment upon the occurrence of certain events described below, a maximum of 17,750,000 shares may be issued under the Omnibus Plan. To satisfy awards under the Omnibus Plan, we may use authorized but unissued shares or shares in our treasury. Any shares issued in connection with options under the Omnibus Plan will count against this share limit as one share for every one share covered by the option. Any shares issued under the Omnibus Plan in connection with awards other than options will count against this limit as 1.28 shares for every one shared issued. Shares subject to awards under the Omnibus Plan that lapse, are forfeited or cancelled or are settled without the issuance of stock will be available for awards under the Omnibus Plan. However, shares tendered for the payment of the exercise price of options, used to satisfy tax withholding obligations or that are reacquired by the Company on the open market shall not be added to the shares available under the Omnibus Plan.

Individual Award Limits. In addition to aggregate share limits, the Omnibus Plan establishes individual limits that provide that no participant may receive in any one-year period: a grant of stock options on more than 1,000,000 shares; a grant of performance shares (and any performance-based restricted stock or restricted stock unit awards) related to more than 1,000,000 shares; and a payout of performance units with a value of more than $5,000,000.

Further, subject to shareholder approval of the amended and restated Omnibus Plan, the maximum number of shares granted during any one-year period to any Eligible Director, taken together with any cash fees paid during the year in respect of the Eligible Director’s service as a member of the Board during such year shall not exceed $850,000 in total value.

Share Adjustment. If any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits intended under the Omnibus Plan, then the Compensation Committee would make equitable adjustments in the number and kind of shares which thereafter may be awarded under the Omnibus Plan (including making appropriate adjustments in the individual award limits referred to above), the number and kind of shares subject to outstanding options and awards, and the respective grant or exercise prices and/or, if appropriate, to provide for the payment of cash to a participant who has an outstanding option or award.

Eligible participants. The Omnibus Plan authorizes the Compensation Committee to grant awards to officers and other key employees of the Company and its subsidiaries, including all of the Company’s executive officers, as well as directors of the Company who are not employees of the Company or any of its subsidiaries.

Administration. The Omnibus Plan is administered by the Compensation Committee. The Compensation Committee has the sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Omnibus Plan as it deems advisable, and to interpret the terms and provisions of the Omnibus Plan. The Compensation Committee may delegate to the Chief Executive Officer the power to make awards to officers who are not “insiders” subject to Section 16(b) of the Securities Exchange Act of 1934, subject to such limitations as the Compensation Committee may establish.

Performance shares or units and restricted stock or units. The Omnibus Plan affords the Compensation Committee discretion to grant restricted stock or units (which vest based upon continued service with the Company) and performance shares and performance units (which vest based upon meeting one or more specified performance goals). With respect to performance awards, the Omnibus Plan permits the Compensation Committee to establish performance goals based upon such performance measures as the Compensation Committee determines. Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Compensation Committee also has the discretion to condition payment of amounts in respect of performance shares and performance units on such factors in addition to the performance goals as it shall determine on the grant date. The Committee may decrease the amount otherwise payable to any participant based on individual performance or any other factors that the Compensation Committee shall deem appropriate.

The Compensation Committee determines the value of each share and unit, the number of such shares and units for each performance or restriction cycle, the duration of each performance cycle or restriction cycle and the number of performance shares and units that have been earned based on performance relative to the performance goals discussed above. Shares and units may also be deemed earned upon the occurrence of certain events, such as a change in control. A participant’s rights with respect to performance shares, performance units, and restricted stock and restricted stock units upon such participant’s termination of employment or service is determined by the Compensation Committee at the time of grant and set forth in the participant’s award agreement.

Stock options. Options may be granted under the Omnibus Plan are non-qualified stock options. The exercise price of any stock option granted may not be less than 100% of the fair market value of the underlying shares at the time of grant, except in the case of awards granted as replacements for awards that are assumed, converted or substituted in connection with a merger or acquisition. The Compensation Committee is not permitted to subsequently reduce the exercise price or otherwise reprice options after they have been granted.

The Compensation Committee shall determine the terms and conditions upon which options shall be exercisable, but under no circumstances may an option have a term exceeding 10 years from the date of grant. Options will become exercisable in accordance with the vesting schedule provided in the participant’s option agreement. A participant’s rights with respect to options upon such participant’s termination of employment or service is generally determined by the Compensation Committee at the time of grant and set forth in the participant’s option agreement.

Dividend equivalents. Under the Omnibus Plan, the Compensation Committee may grant to participants the right, known as a dividend equivalent, to receive payments in cash or in shares of MBIA stock, based on dividends with respect to shares of MBIA stock. Dividend equivalents may be granted in connection with other awards, in addition to other awards, or unrelated to other awards, provided that no dividend equivalents will be payable in respect of any option or any unvested award.

Change in control. Except as provided below, if the Company experiences a “change in control” (as defined in the Omnibus Plan), each option and each award of restricted stock and each restricted stock unit grant will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions. Additionally, each option will be canceled in exchange for an amount equal to the excess, if any, of the fair market value on the date of the change in control over the exercise price of such award, and each award of restricted stock and each restricted stock unit scheduled to vest solely based on continued employment or service for a fixed period of time will similarly be canceled in exchange for an amount equal to the highest price offered in the change in control transaction. All outstanding performance shares, performance units and performance-based restricted stock and restricted stock units will be canceled in exchange for a payment equal to a pro rata portion of the award earned as of the date of the change in control, based on performance achieved in respect of the relevant performance goals and the portion of the performance cycle that has been completed. Any portion of an award that relates to the uncompleted portion of the performance cycle and therefore does not become earned or vested as of the date of the change in control shall be converted into an equivalent valued alternative award of the new employer following the change in control (subject to such new employer’s approval), which will vest solely based on continued employment or service through the end of the performance cycle to which the award had previously been subject. If the new employer does not approve the award described in the preceding sentence, then the entire value of the award will become fully vested and/or paid out upon the change in control. All payments related to a change in control will generally be made in cash, unless the Compensation Committee permits payment to be made in shares of the surviving corporation having an equivalent value.

For purposes of the Omnibus Plan, “change in control” means: an acquisition of 25% or more of voting shares by a person other than the Company, its subsidiaries or its employee benefit plans; a change in a majority of the members of the Company’s Board over the course of 24 months without the approval of the board members at the beginning of such period; or a merger, reorganization or similar transaction (including a sale of substantially all assets), where the Company’s shareholders immediately prior to such transaction do not control a majority of the voting power of the surviving entity immediately after the transaction.

However, there will be no acceleration of the vesting or lapsing of restrictions of any options, time-vesting restricted stock, or time-vesting restricted stock units if the Compensation Committee reasonably determines prior to the change in control that such outstanding awards shall be honored, assumed or substituted by the new employer. Such alternative award must: relate to securities that are or will shortly be publicly traded on an established United States securities market; provide terms and conditions (such as vesting and exercisability) at least equal to or better than the terms of the awards related to our stock; have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock; and provide that, upon the involuntary termination of the award recipient’s employment without cause within 24 months following the change in control, the awards will be deemed vested or exercisable, as the case may be.

Amendment and Termination of the Omnibus Plan. Subject to shareholder approval, no award may be granted under the Omnibus Plan after December 31, 2030. The Omnibus Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards and no amendment may be made without shareholder approval if the amendment would materially increase benefits to participants, materially increase the number of shares that may be issued under the Omnibus Plan or the individual award limits (except in the case of adjustments permitted in the event of a stock dividend, stock split, recapitalization or certain other corporate transactions) or materially modify the requirements for participation, or if such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is imposed by the rules of the NYSE, that the Compensation Committee determines to be applicable.

Federal income tax consequences under the Omnibus Plan. The following discussion summarizes the Federal income tax consequences of the Omnibus Plan based on current provisions of the Internal Revenue Code, which are subject to change.

Performance shares or units and restricted stock or units. The current federal income tax consequences of other awards authorized under the Omnibus Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Restricted stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Stock Options. If a participant is granted a non-qualified stock option under the Omnibus Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Dividend equivalents. Generally, when a participant receives payment with respect to dividend equivalents, the amount of cash and the fair market value of any shares received will be ordinary income to such participant. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Omnibus Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Securities authorized for issuance under equity compensation plans

The following table provides information as of December 31, 2023, regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our common stock. For additional information about our equity compensation plans refer to “Note 15: Benefit Plans” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10- K.

	(a)		(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders		(1)		1,760,032
Equity compensation plans not approved by security holders	26,202	(2)	11.87	157,861
Total	26,202		11.87	1,917,893

(1)

Subject to the Compensation Committee’s sole discretion to reduce the number of shares that are issued under such awards, the maximum number of additional shares that may be earned and issued pursuant to outstanding performance share awards granted in 2022 (performance period ending December 31, 2024), 2023 (performance period ending December 31, 2025), if the performance criteria are fully achieved and the awards are earned at 200% is 411,553. If the additional 411,553 shares are issued, the number of securities remaining available for future issuances under the Omnibus Plan would be 1,233,244.

(2)

Represents phantom shares granted under the Director Plan, which is not an equity-compensation plan requiring shareholder approval under NYSE rules because it allows Directors to buy shares from the Company (delivered immediately or on a deferred basis) for their current fair market value by giving up their fees that would otherwise be due.

New Plan Awards

Because all awards under the Omnibus Plan are within the discretion of the Compensation Committee, neither the number nor types of future Omnibus Plan awards to be received by or allocated to particular participants or groups of participants are presently determinable. The following table illustrates the awards that were made in 2023, our last completed fiscal year under the Omnibus Plan.

Name and Position	Time-based Full Value Awards Granted	Target Performance- based Awards Granted	Maximum Number of Performance- based Award that may be earned at 200%

William C. Fallon, CEO	42,135	67,163	134,326

Anthony McKiernan, EVP and CFO	20,064	31,982	63,964

Adam T. Bergonzi, AVP and National’s CRO	20,064	31,982	63,964

Jonathan C. Harris, Former General Counsel and Secretary	14,045	22,388	44,776

Christopher H. Young, AVP and National’s CFO	13,042	20,789	41,578

Daniel M. Avitabile, AVP and MBIA Insurance’s President and CRO	13,042	20,789	41,578

Executive Group	122,392	195,093	390,186

Non-Executive Director Group	64,105	-	-

Non-Executive Officer Employee Group	77,401	-	-

The Board of Directors recommends unanimously that you vote for Proposal 4 to approve the Amended and Restated MBIA Inc. Omnibus Incentive Plan.

Vote necessary to approve the Amended and Restated MBIA Inc. Omnibus Incentive Plan. The approval of the Omnibus Plan as amended through February 20, 2024 requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

EXHIBIT A

AMENDED AND RESTATED MBIA INC.

OMNIBUS INCENTIVE PLAN

PURPOSE

The purposes of The Amended and Restated MBIA Inc. Omnibus Incentive Plan (the “Plan”) are to promote the interests of MBIA Inc. and its stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of MBIA Inc.

DEFINITIONS

Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 8, inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary.

“Change in Control” shall be deemed to have occurred if: any person (within the meaning of Section 3(a)(9) of the Act), including any group (within the meaning of Rule 13d-5(b) under the Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power (as defined below) of the Company’s securities; or within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the stockholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event.

“Change in Control Price” means, (i) with respect to Awards other than Options, the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs and (ii) with respect to Options, the Fair Market Value of the Common Stock on the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation & Organization Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is intended to be an “independent” director under New York Stock Exchange Listing requirements and a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act.

“Common Stock” means the common stock of the Company, par value $1.00 per share.

“Company” means MBIA Inc., a Connecticut corporation, and any successor thereto.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan, provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement.

“Dividend Equivalent” means the right, granted under Section 8 of the Plan, to receive payments in cash or in shares of Common Stock, based on dividends with respect to shares of Common Stock.

“Eligible Director” means a director of the Company who is not an employee of the Company or any Subsidiary.

“Employee” means any officer or employee of the Company or any Subsidiary.

“Employer” means the Company and any Subsidiary.

“Fair Market Value” means, on any date, the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Option” means a stock option granted under Section 7. Options granted under the Plan are not intended to qualify as incentive stock options under section 422 of the Code.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Cycle” means the period of years selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which an award of Performance Shares, Performance Units, performance-based Restricted Stock or performance-based Restricted Stock Units has been earned or vested.

“Performance Share” means an award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Common Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Common Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a Common Stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment upon six months advance written notice, at or after the Participant (i) reaches age 55 and (ii) has completed at least five years of service.

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power or in which the Company has, either directly or indirectly, a material equity interest and which the Committee has designated as a “Subsidiary” for purposes of this definition.

“Termination of Service” means the date upon which a non-employee director ceases to be a member of the Board.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

POWERS OF THE COMMITTEE

Eligibility. Each Employee and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. With respect to Awards granted on or after May 5, 2020, subject to Section 9, Awards granted under the Plan shall not vest prior to the one-year anniversary of the date of grant, except as may be provided in the event of a Participant’s death, Disability, Retirement or involuntary termination by the Company without Cause; provided that up to five percent of the shares of Company Stock subject to the aggregate share reserve set forth in Section 4 may be subject to Awards that are not subject to the foregoing vesting restriction.

Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, stockholders, Employers, each Participant and each Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

Delegation by the Committee. The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish.

MAXIMUM AMOUNT AVAILABLE FOR AWARDS

Number. Subject in all cases to the provisions of this Section 4, the maximum number of shares of Common Stock that are available for Awards shall be 17,750,000 shares of Common Stock. Any shares issued under the Plan in connection with Options shall be counted against this limit as one share for every one share covered by such Option; for Awards other than Options, any shares issued shall be counted against this limit as 1.28 shares for every one share issued. Shares of Common Stock may be made available from Common Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose. Awards may be granted under the Plan in order to cover shares issuable in connection with awards made under the MBIA Annual Incentive Plan and any other plans, arrangements or agreements of the Company, as in effect from time to time. Shares issued under the Plan in connection with awards that are assumed, converted or substituted pursuant to a merger or an acquisition will not count against the share reserve under this Section 4.

Canceled, Terminated, or Forfeited Awards, etc. If any Award granted hereunder expires, is settled for cash or is terminated unexercised, any shares of Common Stock covered by such lapsed, canceled, cash-settled or expired portion of such Award shall become available for new grants under this Plan, provided that any such shares previously subject to Options shall be counted as one share for every one share covered by such Option and any such shares previously subject to Awards other than Options shall be counted as 1.28 shares for every one share under such initial Award. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares available for Awards under paragraph (a) of this Section: (i) shares tendered by the Participant or withheld by the Company in payment of the exercise price of Options, or to satisfy any tax withholding obligation with respect to Awards, and (ii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

Individual Award Limitations. No Participant may receive a grant of more than 1 million shares of stock in respect of Performance Shares and performance-based Restricted Stock and Restricted Stock Units under the Plan in any one year period. No Participant may receive a grant of Options on more than 1 million shares of Stock under the Plan in any one year period. No Participant may receive a payout for Performance Units under the Plan in any one year period with a value of more than $5 million (or the equivalent of such amount denominated in the Participant’s local currency). The maximum number of shares of Common Stock subject to Awards granted during any one year period to any Eligible Director, taken together with any cash fees paid during the year to the Eligible Director, in respect of the Eligible Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $850,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

Adjustment in Capitalization. In the event that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan, including, without limitation, the individual limitations described in Section 4(c) above and any limits on the types of Awards that may be made under the Plan, (ii) the number and kind of shares subject to outstanding Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award. Unless the Committee shall otherwise determine, following any such adjustment, the number of shares subject to any Option or other Award shall always be a whole number.

PERFORMANCE SHARES AND PERFORMANCE UNITS

Generally. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of the Performance Goals or the occurrence of any event or events, including a Change in Control, specified by the Committee, either at or after the grant date. Performance Goals may be based upon such Performance measures as the Committee determines. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Any adjustments to such Performance Goals shall be approved by the Committee. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall determine the number of Performance Shares and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals. The Committee may decrease the amount otherwise payable to any Participant hereunder based on individual performance or any other factors that the Committee shall deem appropriate.

Payment of Awards. Payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under paragraph 5(b) above, provided that (i) payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Shares or Performance Units pursuant to Section 9(a)(ii) shall be distributed in accordance with Section 9(a)(iii). The Committee shall determine whether earned Performance Shares and earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of Common Stock on the date of the Committee’s determination under paragraph 5(b) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

Newly Eligible Participants. Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares or Performance Units after the commencement of a Performance Cycle.

Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Performance Shares and Performance Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, a Participant’s Performance Shares and Performance Units shall continue to be earned and paid in accordance with their terms following the Participant’s Retirement (as though the Participant continued in employment or service with the Company following the Participant’s Retirement).

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis or periodically, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) during a Performance Cycle selected by the Committee.

Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, evidence the issuance of such shares free of any restrictions imposed under the Plan. At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) the Fair Market Value of one share of Common Stock as of such payment date, (ii) one share of Common Stock or (iii) any combination of cash and shares of Common Stock.

Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Restricted Stock and Restricted Stock Units upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, the Restricted Period shall end and restrictions on the shares of Restricted Stock and Restricted Stock Units granted under the Plan shall lapse.

STOCK OPTIONS

Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding the preceding sentence, Options granted as replacement Awards for awards that are assumed, converted or substituted pursuant to a merger or acquisition may have an exercise price less than the Fair Market Value of the Common Stock on the date of grant. Other than pursuant to Section 4(c) or Section 9, the Committee shall not without the approval of the Company’s stockholders (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of the share of Common Stock in exchange for cash or another Award, or (iii) take any action with respect to an Option that would be treated as a repricing under the rules and regulations of the New York Stock Exchange.

Vesting and Exercisability. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. The Committee may also establish performance conditions with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

Payment. No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock, or (v) to the extent permitted by the Committee, through net settlement in Common Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

Termination of Employment or Service. Subject to Section 9 (relating to termination of employment in connection with a Change in Control), a Participant’s rights, if any, with respect to Options upon termination of the Participant’s employment or service shall be determined by the Committee and set forth in the applicable Award Agreement; provided that, except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Retirement, Options granted under the Plan shall continue to become exercisable in accordance with Section 7(b) of the Plan as if such Participant remained in the Company’s employ for an additional four years (or such lesser period as the Committee may specify at or after grant) following Retirement, and shall remain exercisable until the earlier of (i) the fourth anniversary (or such lesser period as the Committee may specify at or after grant) of the Participant’s Retirement and (ii) the date on which the Options otherwise expires in accordance with its stated term.

DIVIDEND EQUIVALENTS

Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Notwithstanding the foregoing, except to the extent that any stock, property or extraordinary dividend would require an adjustment to such Award pursuant to Section 4(d), no Dividend Equivalents shall be payable in respect of any Option (whether vested or unvested) or any other type of Award that is unvested. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

CHANGE IN CONTROL

Accelerated Vesting and Payment. In General, unless the individual Award Agreement provides otherwise and subject to the provisions of Sections 9(a)(ii) and 9(b), upon a Change in Control (A) all outstanding Options shall become vested and exercisable immediately prior to the Change in Control and (B) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units scheduled to vest solely based on continued employment or service for a fixed period of time shall lapse immediately prior to the Change in Control. Additionally, subject to the provisions of Sections 9(a)(ii) and 9(b), the Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control (x) each Option shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the excess, if any, of the Change in Control Price over the exercise price for such Option and (y) each such share of Restricted Stock and each such Restricted Stock Unit shall be canceled in exchange for an amount (payable in accordance with Section 9(a)(iii)) equal to the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

Performance Shares, Performance Units and Performance-Based Restricted Stock and Restricted Stock Units. Unless the individual Award Agreement provides otherwise, in the event of a Change in Control, each outstanding Performance Share and Performance Unit and each Award of Restricted Stock and Restricted Stock Units scheduled to vest based (in part or in whole) upon the achievement of specified Performance Goals shall be canceled in exchange for (A) a payment equal to the pro rata portion Award earned as of the date of the Change in Control, based on both performance achieved in respect of the relevant Performance Goals and the portion of the Performance Cycle that has been completed through the date of the Change in Control, and (B) with respect to the portion of the Award for which Performance Goals have been partially or fully satisfied as of the Change in Control date, but which relates to the uncompleted portion of the Performance Cycle, such unvested portion of the Award shall be converted into an equivalent valued Alternative Award (as described in Section 9(b)) of restricted stock or restricted stock units of the New Employer that will vest solely based upon the Participant’s continued employment or service through the end of the Performance Cycle to which the Award had previously been subject. If the New Employer declines to grant an Alternative Award as described in the preceding sentence, then such portion of the Award shall become fully vested and/or paid out upon such Change in Control. The intent of this Section 9(a)(ii) can be illustrated by the following example:

A Participant has been granted 60,000 Performance Shares subject to a 3-year Performance Cycle. At the end of the second year of the Performance Cycle, a Change in Control occurs and as of the Change in Control date, 50% of the relevant Performance Goals have been met. Under Section 9(a)(ii), the Participant will be entitled to receive a payment in respect of such Performance Shares equal to the value of 20,000 Performance Shares (i.e., 2/3 of 60,000, times 50%). Additionally, the Participant will be entitled to receive an Alternative Award of restricted stock or restricted stock units (or an immediate payment if the New Employer declines to grant such an Alternative Award) with a value equal to 10,000 Performance Shares (i.e., the portion of the Award that did not vest because it relates to the uncompleted portion of the Performance Cycle).

Payments. Payment of any amounts calculated in accordance with Sections 9(a)(i) and (ii) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer having an aggregate fair market value equal to such amount or in a combination of such shares of stock and cash. To the extent permitted under Section 11(h), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the New Employer shall be determined by the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control), in good faith.

Alternative Awards. Notwithstanding Sections 9(a)(i) and 9(a)(iii), but subject to Section 11(h), no cancellation, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than performance-based Awards described under Section 9(a)(ii)) if the Committee reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must: be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change in Control; provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; have substantially equivalent economic value to such Award (determined by the Committee in good faith at the time of the Change in Control); and have terms and conditions which provide that if the Participant’s employment is involuntarily terminated other than for cause within 24 months following the Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

Termination of Employment or Service Prior to Change in Control. To the extent provided by the Committee at or after the time of grant, and subject to Section 11(h), in the event that any Change in Control occurs as a result of any transaction described in clause (ii) or (iii) of the definition of such term, any Participant whose employment or service is involuntarily terminated other than for Cause on or after the date on which the stockholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Section 10, until December 31, 2030. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) materially modify the requirements for participation in the Plan, or (iv) materially modify the Plan in any other way (including, but not limited to, lowering the exercise price of an outstanding stock option) that would require stockholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

GENERAL PROVISIONS

Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals such amount required to be withheld.

Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees and Eligible Directors, in cash or property, in a manner which is not expressly authorized under the Plan.

No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

No Rights as Stockholder. Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut (without reference to the principles of conflicts of law).

Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) that shall lapse because of such postponement.

Compliance with Code Section 409A. No Awards shall be granted, deferred, paid out or modified under this Plan in a manner that would result in the imposition of a penalty tax under section 409A of the Code.

Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

Amendment of Award. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) an Option becomes exercisable, (ii) a Performance Share or Performance Unit is deemed earned, or (iii) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part.

Deferrals. Subject to Section 11(h), (i) the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan and (ii) a Participant may electively defer receipt of the shares of Common Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Common Stock issuable upon the exercise of an Option), in each case, upon such terms and conditions as the Committee may establish from time to time.

No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Compliance with Company Policies. In addition to any limitations, constrains or restrictions on awards applicable under Section11(g), the granting and exercising of Awards hereunder and any obligations of the Company under the Plan, shall be subject to the Participant’s acceptance of and compliance with any policy that requires the Participant to return or otherwise disgorge all or any portion of the benefit associated with an Award granted hereunder or other compensation payable in respect of such Participant’s services due to a restatement of the Company’s financial statements. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or take any other action that it shall deem necessary or appropriate to assure the Participant’s acceptance of and compliance with such policy or to rectify any failure to comply with such policy. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) by reason of any action taken in accordance with this Section 11(o).

MBIA INC.

1 MANHATTANVILLE ROAD

SUITE 301

PURCHASE, NY 10577

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 1, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MBI2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 1, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D67767-P66942-Z81867        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MBIA INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

	1a.	Diane L. Dewbrey	☐	☐	☐

	1b.	William C. Fallon	☐	☐	☐

	1c.	Steven J. Gilbert	☐	☐	☐

	1d.	Janice L. Innis-Thompson	☐	☐	☐

	1e.	Theodore Shasta	☐	☐	☐

	1f.	Richard C. Vaughan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve, on an advisory basis, executive compensation.	☐	☐	☐

3.	To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2024.	☐	☐	☐

4.	To approve the Company’s Amended and Restated Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D67768-P66942-Z81867

This proxy is solicited by the Board of Directors for use at the

Annual Meeting of MBIA Inc. on May 2, 2024.

The undersigned hereby appoints Steven J. Gilbert and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at www.virtualshareholdermeeting.com/MBI2024, on Thursday, May 2, 2024, at 10:00 a.m. EDT, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side